Exhibit 4.3

The GEO Group, Inc.

as Issuer

and the

Initial Guarantors (as defined herein)

and

Ankura Trust Company, LLC,

as Trustee and Second Lien Collateral Trustee

INDENTURE

Dated as of August 19, 2022

9.500% SENIOR SECOND LIEN SECURED NOTES DUE 2028

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 13.02
(d)	7.06
314(a)	4.03, 13.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	13.14

N.A. means not applicable.

i

* This Cross-Reference Table is not part of the Indenture.

317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.
(b)	N.A.
(c)	13.01

v

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

SCHEDULES

Annex I	ISSUE DATE MORTGAGED PROPERTIES AND PROPOSED FACILITIES TO MORTGAGE

INDENTURE dated as of August 19, 2022 among The GEO Group, Inc., a Florida corporation (the “Company”), the Initial Guarantors (as defined herein) and Ankura Trust Company, LLC, as Trustee and Second Lien Collateral Trustee (each, as defined below).

The Company, the Guarantors, the Trustee and the Second Lien Collateral Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 9.500% Senior Second Lien Secured Notes due 2028:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A/IAI Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Section 4(a)(2).

“2017 Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of March 23, 2017, by and among the Company, GEO Corrections Holdings, Inc., the Australian borrowers referred to therein, Alter Domus Products Corp. (as successor to BNP Paribas), as Administrative Agent and the lenders who are, or may from time to time become, a party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated) as of the date of this Indenture and as may be further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“2023 Notes” means the Company’s 5.125% Senior Notes due 2023, issued on March 19, 2013.

“2024 Notes” means the Company’s 5.875% Senior Notes due 2024, issued on September 25, 2014.

“2026 Notes” means the Company’s 6.000% Senior Notes due 2026, issued on April 18, 2016.

“2028 Public Exchange Notes” means the 10.500% Senior Secured Second Lien Notes due 2028 issued by the Company upon settlement of the registered public exchange offers (as described in the Form S-4) on the Issue Date, pursuant to the 2028 Public Exchange Notes Indenture.

“2028 Public Exchange Notes Indenture” means the indenture, to be dated as of the Issue Date, by and among the Company, the Initial Guarantors, the 2028 Public Exchange Notes Trustee and the Second Lien Collateral Trustee.

“2028 Public Exchange Notes Trustee” means Ankura Trust Company, LLC, in its capacity as trustee under the 2028 Public Exchange Notes Indenture.

“Acquired Business” means any Facility, Person or business (including, in each case, any collection of assets comprising such Facility, Person or business) that is the subject of a Permitted Acquisition or any other acquisition permitted by this Indenture.

“Acquired Debt” means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Secured Parties” means direction from the holders of (or the Secured Debt Representative representing the holders of) more than 50% of the sum of (x) the aggregate outstanding principal amount of the Notes, (y) the aggregate outstanding principal amount under any other Second Lien Secured Obligations (including the 2028 Public Exchange Notes) and (z) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness under the foregoing clause (y).

“Additional Refinancing Amount” means, in connection with the incurrence of any Permitted Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums and original issue discount), accrued and unpaid interest, expenses, defeasance costs and fees in respect thereof.

“Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the amount, if a positive number, by which the amount of such EBITDA attributable to Unrestricted Subsidiaries, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) minus Non-Recourse Debt Service of Unrestricted Subsidiaries, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) exceeds 20% of such EBITDA.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Approved Intercreditor Agreement” means, with respect to Second Lien Secured Obligations, the Second Lien Collateral Trust Agreement or any other collateral trust agreement or intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time the collateral trust agreement or the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto (in each case, as determined in good faith by the Company and certified to the Trustee and Second Lien Collateral Trustee in an Officer’s Certificate on which the Trustee and the Second Lien Collateral Trustee may conclusively rely without liability).

“Asset Sale” means:

(1) the sale, lease, transfer, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole will be governed by Sections 4.14 and/or 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance or sale by the Company or any of the Restricted Subsidiaries of Equity Interests of any of the Company’s Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(i) any single transaction or series of related transactions that involves the sale of assets having a Fair Market Value of less than $7.5 million; provided that the aggregate Fair Market Value of all such sales of assets is less than (i) $22.5 million in any fiscal year and (ii) $75.0 million in total, during the term of the Notes;

(ii) a transfer of assets by the Company to any of the Restricted Subsidiaries or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

(iii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(iv) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(v) the sale or other disposition of cash or Cash Equivalents;

(vi) a Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof;

(vii) the unwinding of any Hedging Obligations;

(viii) the settlement or early termination of any Permitted Convertible Indebtedness Call Transaction; and

(ix) dispositions of Equity Interests (I) deemed to occur upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Equity Interests represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise or (II) upon the exercise of any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) described in the definition of “Permitted Warrant Transaction” in connection with a Permitted Warrant Transaction.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members, any controlling committee of managing members thereof or board of managers or similar body; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day which is not a Legal Holiday.

“Capital Lease” means any lease of any property by the Company, any of its Subsidiaries or any Other Consolidated Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means: (1) United States dollars; (2) Government Securities having maturities of not more than one year from the date of acquisition; (3) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest ratings obtainable from Fitch, Moody’s or S&P with maturities of 12 months or less from the date of acquisition; (4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreements or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better; (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above; (6) commercial paper having the highest rating obtainable from Fitch, Moody’s or S&P and in each case maturing within one year after the date of acquisition; (7) money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and (8) with respect to any Foreign Subsidiary, deposit accounts held by such Foreign Subsidiary in local currency at local commercial banks or savings banks or saving and loan associations in the ordinary course of business. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the consummation of a transaction related to the direct or indirect sale, transfer, assignment, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Restricted Subsidiaries , taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company, any Restricted Subsidiary or any Parent Company;

(2) the approval by the holders of the Voting Stock of the Company or any Parent Company of a plan relating to the liquidation or dissolution of the Company or any Parent Company or, if no such approval is required, the adoption of a plan by the Company or any Parent Company relating to the liquidation or dissolution of the Company or any Parent Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Parent Company, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Parent Company, becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of all classes of Voting Stock of the Company, other than in each case, in connection with any transaction or series of transactions in which the Company shall become a Wholly Owned Subsidiary of a Parent Company; or

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Security Documents and all of the other property and rights that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Second Lien Collateral Trustee.

“Company” means The GEO Group, Inc. until a successor replaces it pursuant to Article Five hereof and thereafter means the successor.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the Net Income of any Person acquired during such period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded;

(5) the Net Income or loss of any Unrestricted Subsidiary will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(6) any non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, but not limited to, any expenses relating to severance, relocation and one-time compensation charges and any expenses directly attributable to the implementation of cost saving initiatives) shall be excluded;

(7) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(8) the amount of any restructuring charge, integration costs or other business optimization expenses or reserve shall be excluded;

(9) any foreign currency translation gains or losses (including gains or losses related to currency remeasurements of Indebtedness) of such Person and the Restricted Subsidiaries for such period, shall be excluded;

(10) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded; and

(11) any fees, expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness not prohibited from being incurred by this Indenture (including a refinancing thereof), whether or not completed or successful, shall be excluded, including (i) such fees, expenses or charges related to the offering of the Notes, the 2028 Public Exchange Notes and the Credit Agreements and (ii) any amendment or other modification of the Notes, the 2023 Notes, the 2024 Notes, the 2026 Notes, the Exchangeable 2026 Notes and the Credit Agreements.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of this Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the designated office of the Trustee or the Second Lien Collateral Trustee, as applicable, at which at any time its corporate trust business shall be administered, which office at the date hereof is located at the address of the Trustee and the Second Lien Collateral Trustee, as applicable, specified in Section 13.02 hereof, or such other address as to which the Trustee or the Second Lien Collateral Trustee, as applicable, may from time to time give notice to the Company and to the Holders.

“Credit Agreements” means the 2017 Credit Agreement and the Exchange Credit Agreement.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreements) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, project financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (and/or amended and restated), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, but excluding, in each case any debt securities.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.08 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Asset” means any facility used in a Permitted Business owned or leased by the Company or any Restricted Subsidiary that is subject to a Governmental Authority’s option to purchase or right of reversion under the related Designated Asset Contract.

“Designated Asset Contract” means (a) contracts or arrangements in existence on the date of this Indenture with respect to the following facilities under which a Governmental Authority has the right to purchase such facility for the Designated Asset Value of such facility, or with respect to which there is a right of reversion of all or a portion of the Company’s or a Restricted Subsidiary’s ownership or leasehold interest in such facility: Western Region Detention Facility, Central Arizona Correctional and Rehabilitation Facility, Florence West Correctional and Rehabilitation Facility, Robert A. Deyton Detention Facility, Lawton Correctional and Rehabilitation Facility, South Bay Correctional and Rehabilitation Facility, Moore Haven Correctional and Rehabilitation Facility, Blackwater River Correctional and Rehabilitation Facility and Kinney County Detention Center; and (b) a contract that is acquired or entered into after the date of this Indenture under which a

Governmental Authority has an option to purchase a Designated Asset from the Company or a Restricted Subsidiary for a Designated Asset Value or a right of reversion of all or a portion of the Company’s or such Restricted Subsidiary’s ownership or leasehold interest in such Designated Asset; provided that such contract is acquired or entered into in the ordinary course of business and is preceded by (i) a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that the acquisition or entering into of such contract has been approved by a majority of the members of the Board of Directors or (ii) an Officer’s Certificate certifying that the acquisition or entering into of such contract has been approved by the Chief Executive Officer of the Company and, in either case, the option to purchase or right of reversion in such contract is on terms the Board of Directors, or the Chief Executive Officer, as applicable, has determined to be reasonable and in the best interest of the Company taking into account the transaction contemplated thereby or by the acquisition thereof.

“Designated Asset Value” means the aggregate consideration to be received by the Company or a Restricted Subsidiary as set forth in a Designated Asset Contract.

“Designated Non-Cash Consideration” means the Fair Market Value of total consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the Company’s principal executive officer or principal financial officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale.

“Designated Representative” means, with respect to any series of Secured Indebtedness, the Trustee, administrative agent, collateral agent, security agent or similar agent under an indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States, any state of the United States (but not the laws of Puerto Rico) or the District of Columbia.

“EBITDA” means, for any period, Net Income for such period plus the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries and Other Consolidated Persons in accordance with GAAP: (a) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense (excluding Interest Expense attributable to the Ravenhall Project Subsidiaries or any similar public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person), (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), (iv) non-recurring, extraordinary or unusual charges and expenses, including in respect of restructuring or integration costs or premiums paid in connection with the redemption of Indebtedness, and (v) an amount (not exceeding an amount equal to 15% of Adjusted EBITDA for the period of four fiscal quarters of the Company most recently ended prior to the calculation of such amount for which financial statements are available) equal to the aggregate amount of start-up and transition costs incurred during such period in connection with Facilities and operations; less (b) to the extent added in determining Net Income, any extraordinary gains. If any Permitted Acquisition is consummated at any time during a period for which EBITDA is calculated, EBITDA for such period shall be calculated on a pro forma basis and, to the extent deducted in determining Net Income for such period, the amount of transaction costs and expenses and extraordinary charges relating to such Permitted Acquisition (or relating to any acquisition consummated by the acquired entity prior to the closing of such Permitted Acquisition but during the period of computation), as the case may be, shall be added to EBITDA for such period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Permitted Convertible Indebtedness or any other debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear System, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Credit Agreement” means that certain Credit Agreement, dated as of the Issue Date, by and among the Company, GEO Corrections Holdings, Inc., Alter Domus Products Corp., as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated) as of the date of this Indenture and as may be further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“Exchange Credit Agreement Agent” means Alter Domus Products Corp, as Administrative Agent under the Exchange Credit Agreement.

“Exchangeable 2026 Notes” means the Company’s 6.50% Exchangeable Senior Notes due 2026, issued on February 24, 2021.

“Excluded Property” shall have the meaning set forth in the Exchange Credit Agreement on the date hereof.

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreements) in existence on the date hereof (including, without limitation, the 2023 Notes, the 2024 Notes, the 2026 Notes, the Exchangeable 2026 Notes and the 2028 Public Exchange Notes), until such amounts are repaid.

“Facility” means a correctional, detention, mental health or other facility the principal function of which is to carry out a Permitted Business.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined in good faith by the Company using its reasonable discretion.

“First Lien Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all First Lien Secured Obligations of the Company and the Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company ending on the most recently ended fiscal quarter prior to such date.

“First Lien Secured Obligations” means the Obligations under (i) the Credit Agreements and (ii) any other Indebtedness secured on a pari passu first lien basis with such Obligations; provided that such Indebtedness is expressly permitted to be so incurred, secured and guaranteed on such basis by the then existing documents governing the First Lien Secured Obligations and the Second Lien Secured Obligations and the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

“First Lien/Second Lien Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement, dated the Issue Date, among the agents for the lenders under the 2017 Credit Agreement and the Exchange Credit Agreement and the Second Lien Collateral Trustee and acknowledged by the Company and the Guarantors.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Flood Zone” means an area identified by the Federal Emergency Management Agency (or any successor agency) as an area having special flood hazards and in which flood insurance has been made available under the Flood Act.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Form S-4” means the registration statement on Form S-4 as filed with the SEC on July 19, 2022, as amended on August 15, 2022 and declared effective on August 16, 2022.

“Funded Debt” means any Indebtedness in respect of borrowed money or advances or evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); provided that Funded Debt shall not include Hedging Obligations or bank product obligations.

“Funds From Operations” for any period means the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation and amortization of real property (including furniture and equipment) and other real estate assets of the Company and the Restricted Subsidiaries and excluding (to the extent such amount was deducted in calculating such Consolidated Net Income):

(1) gains or losses from (a) the restructuring or refinancing of Indebtedness or (b) sales of properties;

(2) non-cash asset impairment charges;

(3) non-cash charges related to redemptions of Preferred Stock of the Company;

(4) any non-cash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of the Company and any of its Subsidiaries;

(5) the amortization of financing fees and the write-off of financing costs;

(6) any other non-cash charges associated with the sale or settlement of any Hedging Obligations; and

(7) amortization of intangible assets relating to acquisitions.

“GAAP” means generally accepted accounting principles in the United States of America, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board Accounting Standards ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018. All ratios and computations contained or referred to herein shall be computed in conformity with GAAP applied on a consistent basis.

“GEO HQ” means that certain real property located in Boca Raton, Florida described on Schedule I to Amendment No. 1 to the 2017 Credit Agreement (under the heading “GEO Group, Inc. Headquarters Property”), together with all improvements thereto and furniture, fixtures and equipment located therein, in each case owned by any of the Company and the Restricted Subsidiaries.

“Global Note Legend” means the legend set forth in Section 2.08(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes issued to the Depositary in accordance with certain sections of this Indenture.

“Government Contract” means a contract between the Company or any Restricted Subsidiary and a Governmental Authority located in the United States or all obligations of any such Governmental Authority as account debtor arising under any Account (as defined in the UCC) now existing or hereafter arising owing to the Company or any Restricted Subsidiary.

“Government Operating Agreement” means any management services contract, operating agreement, use agreement, lease or similar agreement with a Governmental Authority relating to a facility in a Permitted Business.

“Government Securities” means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government; provided that the full faith and credit of the United States is pledged in support of those securities.

“Governmental Authority” means any nation, province, state, municipality or political subdivision thereof, and any government or any agency or instrumentality thereof exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, provided that the pledge of any Government Operating Agreement with respect to any facility to secure Non-Recourse Project Financing Indebtedness related to such facility shall not be deemed a Guarantee. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means (i) the Initial Guarantors and any other Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns until released in accordance with the terms of this Indenture and (ii) any Parent Company and any parent entity of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all swap agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such swap agreement transaction.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term Indebtedness includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that the pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement shall not be deemed Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means the Restricted Subsidiaries of the Company that Guarantee the Notes on the Issue Date, all of which are signatories to this Indenture.

“Installment Sale” means any sale of a property by the Company, any of its Subsidiaries or any Other Consolidated Person, as seller, that should, in accordance with GAAP, be classified and accounted for as an installment sale on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act, who are not also QIBs.

“Interest Expense” means, for any period, the sum, for the Company and its Subsidiaries and Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Leases and Synthetic Leases accounted for as interest under GAAP) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income (excluding interest income in respect of Capital Leases and Installment Sales) during such period (whether or not actually received during such period).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of all Investments in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof.

“Issue Date” means the date on which the Notes are initially issued under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control) or other transaction, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock, (3) any Restricted Payment requiring irrevocable notice in advance thereof and (4) any Asset Sale or a disposition excluded from the definition of Asset Sale.

“Material Real Property” means (a) any domestic real property interest, including improvements, owned or leased by the Company or any Guarantor that has a net book value in excess of $6.0 million or (b) any domestic real property owned or leased by the Company or any Guarantor that is to be secured by a Mortgage such that after giving effect to such Mortgage, the Collateral includes at least 90% of the net book value of the domestic real property interests of the Company and the Guarantors, whichever of clause (a) or (b) represents a greater proportion of the net book value of all domestic real property interests of the Company and the Guarantors; provided, however, that no Excluded Real Property (as defined in the Exchange Credit Agreement on the date hereof) shall constitute “Material Real Property” for purposes of this Indenture and the other Note Documents.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgages” means, collectively, one or more mortgages and deeds of trust (or equivalent instruments), in form and substance reasonably satisfactory to the Second Lien Collateral Trustee (each with such changes as may be appropriate in the applicable jurisdiction) (provided that such form and substance shall be deemed satisfactory if any such Mortgage shall be substantially similar to the comparable Mortgage provided under the Exchange Credit Agreement which are otherwise satisfactory to the Exchange Credit Agreement Agent, subject to factual changes necessary to reflect the Second Lien Secured Obligations and the Note Documents), executed by the Company or a Guarantor in favor of the Second Lien Collateral Trustee for the benefit of the Second Priority Secured Parties, and covering (i) the properties listed on Annex I and (ii) thereafter, the properties and leasehold interests of the Company and the Guarantors that are required to be subject to the Lien of a Mortgage in accordance with the terms hereof.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any sale of assets outside the ordinary course of business; or (b) the disposition of any securities by such Person or any of the Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of the Restricted Subsidiaries ;

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3) any loss resulting from impairment of goodwill recorded on the consolidated financial statements of such Person pursuant to ASC 350 “Intangibles – Goodwill and Other Intangible Assets”;

(4) any loss resulting from the change in fair value of a derivative financial instrument pursuant to ASC 815 “Derivative and Hedging”; and

(5) amortization of debt issuance costs.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(iii) amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and

(iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Guarantor Restricted Subsidiary” means a Restricted Subsidiary that is not a Guarantor.

“Non-Recourse” means, with respect to any Indebtedness or other obligation and to any Person, that such Person has not Guaranteed or provided credit support of any kind (including a “Keepwell” arrangement) with respect to such Indebtedness or other obligation, and is not otherwise liable, directly or indirectly, for such Indebtedness or other obligation, and that any action or inaction by such Person, including, without limitation, any default by such Person on its own Indebtedness or other obligations, will not result in any default, event of default, acceleration, or increased financial or other obligations, under or with respect to such Indebtedness or other obligation; provided that any Indebtedness or other obligation of any Unrestricted Subsidiary or Other Consolidated Person that would otherwise be Non-Recourse to the Company and the Restricted Subsidiaries shall not be Non-Recourse to the Company and the Restricted Subsidiaries solely due to (A) any investment funded at the time or prior to the incurrence of such Indebtedness or other obligation or (B) the assignment by the Company or any Restricted Subsidiary of its rights under any Government Operating Agreement to secure Indebtedness of an Unrestricted Subsidiary, or Indebtedness or other obligations of any Other Consolidated Person, related to such Government Operating Agreement.

“Non-Recourse Debt Service” means, with respect to any Person, for any period, the sum of, without duplication (a) the net interest expense of such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries, determined for such period, without duplication, on a consolidated or combined basis, as the case may be, in accordance with GAAP, (b) the scheduled principal payments required to be made during such period by such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries and (c) rent expense for such period associated with Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries.

“Non-Recourse Project Financing Indebtedness” means any Indebtedness of a Subsidiary (the “Project Financing Subsidiary”) incurred in connection with the acquisition, construction or development of any Facility (and any Attributable Debt in respect of a Sale and Leaseback Transaction entered into in connection with (i) the acquisition, construction or development of any Facility by the Company and the Restricted Subsidiaries after the date of this Indenture or (ii) any vacant land upon which a Facility related to any Permitted Business is to be built):

(1) where either the Company, a Restricted Subsidiary or such Project Financing Subsidiary operates or is responsible for the operation of the facility pursuant to a Government Operating Agreement;

(2) as to which neither the Company nor any of the Restricted Subsidiaries , other than such Project Financing Subsidiary, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness or Attributable Debt), it being understood that neither (i) equity Investments funded at the time of or prior to the incurrence of such Indebtedness or Attributable Debt, nor (ii) the pledge by the Company or any Restricted Subsidiary of the Government Operating Agreement relating to such facility shall be deemed credit support or an Investment or (b) is directly or indirectly liable as a guarantor or otherwise;

(3) where, upon the termination of the management services contract with respect to such facility, neither the Company nor any of the Restricted Subsidiaries , other than the Project Financing Subsidiary, will be liable, directly or indirectly, to make any payments with respect to such Indebtedness or Attributable Debt (or, in each case, any portion thereof);

(4) the Interest Expense related to such Indebtedness or Attributable Debt is fully serviced by a payment pursuant to a Government Operating Agreement with respect to such facility; and

(5) such Project Financing Subsidiary has no assets other than the assets, including any ownership or leasehold interests in such facility and any working capital, reasonably related to the design, construction, management and financing of the facility.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes, the Note Guarantees, the Security Documents, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement.

“Note Guarantee” means a Guarantee by each Guarantor of the obligations of the Company under the Indenture and the Notes.

“Notes” means the 9.500% Senior Second Lien Secured Notes due 2028 of the Company issued on the date hereof. The Notes shall be treated as a single class for all purposes under this Indenture.

“Obligations” means any principal, interest, penalties, premiums, including the Redemption Price Premium fees, expenses, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee or the Second Lien Collateral Trustee, as applicable, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, the Trustee or the Second Lien Collateral Trustee, as applicable.

“Other Consolidated Persons” means Persons, none of the Equity Interests of which are owned by the Company or any of its Subsidiaries, whose financial statements are required to be consolidated with the financial statements of the Company in accordance with GAAP.

“Parent Company” means any Person so long as such Person (i) holds, directly or indirectly, 100% of the total voting power of the Capital Stock of the Company and (ii) provides a Note Guarantee; and at and after the time such Person acquired such voting power, (x) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be or become a Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Capital Stock of such Person and (y) each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such Person, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company, as shown in the most recent fiscal quarter financial statements of such Person (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is not more than 3.0% of such Person’s corresponding consolidated amount determined in accordance with GAAP.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Acquisition” means an acquisition by the Company or a Restricted Subsidiary of a Facility, all of the Equity Interests of a Person or all or substantially all of the assets and related rights constituting an ongoing business, in each case primarily constituting a Permitted Business, and, in each case, where each of the following conditions is satisfied:

(1) at the time of such acquisition, both before and immediately after the consummation thereof, no default or Event of Default shall have occurred and be continuing;

(2) unless the consideration paid for such acquisition (including, without duplication, the assumption of Indebtedness and aggregate amount of Indebtedness of the subject of such acquisition remaining outstanding after the consummation thereof) is less than $15.0 million, Subject EBITDA for the period of four fiscal quarters of the proposed Acquired Business ended most recently before the consummation of such acquisition, was greater than zero;

(3) the Total Leverage Ratio and Senior Secured Leverage Ratio on the last day of the period of four fiscal quarters of the Company ended most recently before the consummation of such acquisition for which financial statements are available, calculated on a pro forma basis as if the acquisition had occurred on the first day of such period, and giving pro forma effect to all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness from and after such date through and including the date of the consummation of such acquisition, is at least 0.25x below the Total Leverage Ratio and Senior Secured Leverage Ratio, respectively, required to be maintained pursuant to Section 4.13 hereof on such day;

(4) such acquisition shall be consummated such that, after giving effect thereto, the subject of such acquisition shall be one or more Guarantors or (to the extent constituting assets that are not Persons) shall be acquired directly by the Company and/or one or more Guarantors and shall constitute Collateral; and

(5) such acquisition of Equity Interests was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by or on behalf of, the Company or a Restricted Subsidiary.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the common stock of the Company purchased by the Company or any of its Subsidiaries in connection with an incurrence of Permitted Convertible Indebtedness and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing; provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the Issue Date plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related

Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the incurrence of the related Permitted Convertible Indebtedness.

“Permitted Business” means the business and any services, activities or businesses incidental, or reasonably related or complementary or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including the provision of services or goods to Governmental Authorities.

“Permitted Convertible Indebtedness” means Indebtedness of the Company or any of the Restricted Subsidiaries (which may be Guaranteed by the Guarantors) permitted to be incurred pursuant to Section 4.09 hereof that is (1) convertible into or exchangeable for common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investments” means:

(1) any Investment in the Company or in a Guarantor;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company that constitutes a Permitted Acquisition;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(6) (i) Hedging Obligations entered into in the ordinary course of business and not for any speculative purpose and (ii) Permitted Convertible Indebtedness Call Transactions;

(7) other Investments in any other Person (other than an Unrestricted Subsidiary) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) not to exceed: (a) $40.0 million; plus (b) the net reductions in Investments made pursuant to this clause (7) resulting from distributions on or repayments of such Investments or from the net cash proceeds from the sale or other disposition of any such Investment; provided, that, the net reduction in any Investment shall not exceed the amount of such Investment;

(8) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(9) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary not to exceed $5.0 million outstanding at any one time for all loans or advances under this clause (9);

(10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(11) Investments in existence on the date of this Indenture (after giving effect to the contemplated use of proceeds, including reduction in existing Investments in Unrestricted Subsidiaries in connection with the Refinancing Transactions);

(12) Investments that are made or received in exchange for Equity Interests (other than Disqualified Stock) of the Company, except to the extent used to make a Restricted Payment under Section 4.07 hereof that is not made in reliance upon this clause (12);

(13) any Investments made or acquired with the net cash proceeds of a substantially concurrent issuance or sale of Equity Interests (other than Disqualified Stock) of the Company, except to the extent used to make a Restricted Payment under Section 4.07 hereof that is not made in reliance upon this clause (13);

(14) any Investments in Persons that are not Affiliates or Permitted Joint Ventures of the Company or its Subsidiaries, nor Other Consolidated Persons, made for the purpose of acquiring, constructing or improving Facilities owned or leased by such Persons, in an aggregate amount not exceeding 2.75% of consolidated total assets of the Company, its Subsidiaries and the Other Consolidated Persons (calculated on a consolidated basis without duplication in accordance with GAAP) at any one time outstanding; provided that the Company, a Restricted Subsidiary of the Company that is a Wholly Owned Subsidiary or a Permitted Joint Venture has entered, or concurrently with any such Investment, enters into or assumes a Government Operating Agreement with respect to assets of such Person that are used or useful in a Permitted Business and such Government Operating Agreement will become Collateral pursuant to the Security Documents;

(15) Investments consisting of the financing of the sale of equipment (including Capital Leases) to customers in connection with any contract for services entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(16) additional Investments in the Ravenhall Project Subsidiaries for the purpose of expansion and maintenance of the Facilities owned by the Ravenhall Project Subsidiaries not to exceed A$75.0 million;

(17) subject to the satisfaction of the Unrestricted Subsidiary Investment Conditions, Investments in Unrestricted Subsidiaries, Permitted Joint Ventures or Other Consolidated Persons made pursuant to this clause (17) not to exceed the sum of (i) $70.0 million plus (ii) the aggregate amount of dividends, distributions, returns of capital or other payments received in cash by the Company and the Restricted Subsidiaries from Unrestricted Subsidiaries in respect of Equity Interests of Unrestricted Subsidiaries, except to the extent used to make a Restricted Payment under Section 4.07 hereof that is not made in reliance upon subclause (ii) of this clause (17);

(18) Investments in Unrestricted Subsidiaries for the purpose of construction or improvement of Facilities made pursuant to this clause (18) not to exceed $75.0 million at any one time outstanding (calculated as the aggregate amount invested minus the aggregate amount recovered in respect of such Investment); provided that any such Investment made pursuant to this clause (18) must also be in connection with the Incurrence of a Non-Recourse financing that requires the Facility to be located in such Unrestricted Subsidiary; and

(19) Investments in any amount not to exceed 5.0% of the aggregate amount of the Funds From Operations accrued on a cumulative basis for the period (taken as one accounting period) from the Issue Date, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Investment; provided that (i) the Company would, at the time of making such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been in pro form compliance with a Total Leverage Ratio not in excess of 4.75 to 1.00 and (ii) any Investment made in an Unrestricted Subsidiary shall be subject the satisfaction of the Unrestricted Subsidiary Investment Conditions at the time of making such Investment.

“Permitted Joint Venture” means any Person that is engaged in a Permitted Business and in which the Company or any of the Restricted Subsidiaries directly owns (A) at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person and (B) at least 50% of the Equity Interests in such Person.

“Permitted Liens” means:

(1) Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under (i) Credit Facilities incurred pursuant to clause (i) of Section 4.09(b) hereof, (ii) the Notes and any Permitted Refinancing Indebtedness thereof and (iii) the 2028 Public Exchange Notes and any Permitted Refinancing Indebtedness thereof, in each case that were permitted to be incurred by the terms of this Indenture;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on property and assets of a Person existing at the time such Person is merged with or into, or becomes a Restricted Subsidiary of, the Company to secure any Indebtedness incurred under clause (xv) of Section 4.09(b) hereof in connection with a Permitted Acquisition; provided that such Liens were in existence prior to the contemplation of such merger or acquisition and do not extend to any other property or assets of the Company or any Restricted Subsidiary other than those of the Person merged into with the Company or the Restricted Subsidiary or that becomes such Restricted Subsidiary and the obligations secured by such Liens;

(4) Liens on property and assets existing at the time of acquisition of such property and assets by the Company or any Restricted Subsidiary pursuant to a Permitted Acquisition; provided that (i) such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired by the Company or the Restricted Subsidiary and (ii) the obligations secured by such Liens do not exceed $37.5 million at any one time outstanding;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) incurred under Section 4.09(b)(iv) hereof covering only the assets acquired with such Indebtedness;

(7) Liens existing on the date hereof;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10) attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11) [Reserved];

(12) Liens incurred with respect to obligations that do not exceed $15.0 million at any one time outstanding;

(13) Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Company or any Restricted Subsidiary with respect to any Permitted Acquisition;

(14) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(15) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, arising in the ordinary course of business and in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(16) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of the Company or a Restricted Subsidiary or to the ownership of its properties that do not secure any monetary obligations and which do not materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or such Restricted Subsidiary;

(17) Liens securing Hedging Obligations so long as the related Indebtedness is secured by a Lien on the same property securing such Hedging Obligations;

(18) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries ;

(19) normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(20) [Reserved];

(21) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than property that is the subject of a Sale and Leaseback Transaction);

(22) [Reserved];

(23) Liens securing Indebtedness and other Obligations under clause (xi) of Section 4.09(b) hereof;

(24) Liens securing Indebtedness and other Obligations under clause (xviii) of Section 4.09(b) hereof; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

(25) Liens securing Indebtedness and other Obligations under clause (xix) of Section 4.09(b) hereof; provided that (i) such Indebtedness is secured by a Lien that is pari passu with the Notes and the 2028 Public Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement;

(26) Liens securing Indebtedness and other Obligations under clause (xxii) of Section 4.09(b) hereof; provided that (i) such Indebtedness is secured by a Lien that is (x) junior to the Liens securing the 2017 Credit Agreement and the Exchange Credit Agreement and (y) senior to the Liens securing the Notes and the 2028 Public Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement; and

(27) the assignment of rights under any Government Contract (other than any material Government Contract) by the Company or any of the Restricted Subsidiaries to secure Indebtedness and other Obligations of any Unrestricted Subsidiary related to such Government Contract related to contracts specifically connected to the facility owned by such Unrestricted Subsidiary.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of the Restricted Subsidiaries issued in repayment of, exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, repay, defease or refund other Indebtedness of the Company or any of the Restricted Subsidiaries (other than intercompany Indebtedness and Disqualified Stock of the Company or a Restricted Subsidiary); provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, repaid, defeased or refunded (plus the Additional Refinancing Amount);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(4) such Indebtedness is incurred either by the Company or by any Restricted Subsidiary who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded; and

(5) to the extent the Indebtedness being refinanced is secured, any Liens securing such Indebtedness shall have a Lien priority equal to or junior to the Liens securing the Indebtedness being refinanced.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Company purchased or sold by the Company or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.08(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Ravenhall Project Subsidiaries” means, collectively, GEO Australasia Holdings Pty Ltd, GEO Australasia Finance Holdings Pty Ltd, GEO Australasia Finance Holding Trust, GEO Ravenhall Holdings Pty Ltd, GEO Ravenhall Finance Holdings Pty Ltd, GEO Ravenhall Finance Holding Trust, GEO Ravenhall Pty Ltd, GEO Ravenhall Finance Pty Ltd, GEO Ravenhall Trust, GEO Ravenhall Finance Trust, Ravenhall Finance Co. Pty Ltd, and any direct or indirect subsidiary of the foregoing entities, in each case to the extent a Subsidiary of the Company.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Transactions” means “Refinancing Transactions” as defined in the Form S-4.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a global note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominees that shall be issued in a denomination equal to the outstanding principal amount at maturity of the Notes resold in reliance on Regulation S.

“Responsible Officer,” when used with respect to the Trustee or the Second Lien Collateral Trustee, as applicable, means any vice president, assistant vice president or other trust officer within the Corporate Trust Office of the Trustee or the Second Lien Collateral Trustee, as applicable (or any successor group of the Trustee) or any other officer of the Trustee or the Second Lien Collateral Trustee, as applicable customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. “S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated the Securities Act.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property with a book value in excess of $5.0 million now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person other than a lease properly characterized pursuant to GAAP as a Capital Lease Obligation, other than transfers and leases among the Company and any Restricted Subsidiaries or among Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture the SEC is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act, then the body performing such duties at such time.

“Second Lien Collateral Trust Agreement” means the collateral trust agreement, dated as of the Issue Date (as amended, restated, supplemented or otherwise modified), among the Company, the Guarantors, the Trustee, the 2028 Public Exchange Notes Trustee and the Second Lien Collateral Trustee.

“Second Lien Collateral Trustee” means Ankura Trust Company, LLC, in its capacity as collateral trustee for the Second Priority Secured Parties under the Second Lien Collateral Trust Agreement, together with its successors and assigns in such capacity.

“Second Lien Secured Obligations” means the Obligations under this Indenture and any other Indebtedness secured on a pari passu second lien basis with the Obligations under the Notes (including the Obligations under the 2028 Public Exchange Notes); provided that such Indebtedness is expressly permitted to be so incurred, secured and guaranteed on such basis by the then-existing documents governing the First Lien Secured Obligations and the Second Lien Secured Obligations and the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement.

“Second Priority Secured Parties” means the “Secured Parties” as defined in the Second Lien Collateral Trust Agreement.

“Section 4(a)(2)” means Section 4(a)(2) of the Securities Act.

“Secured Indebtedness” means any Indebtedness of the Company or any of the Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all secured Indebtedness of the Company and the Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company ending on the most recently ended prior to such date.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of its date of issue, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subject EBITDA” means, for any period, for any Acquired Business, the sum of the following for such period (calculated without duplication on a consolidated basis for such Acquired Business and its Subsidiaries to the fullest extent practicable in accordance with GAAP (and, if such Acquired Business consists of assets rather than a Person, as if such Acquired Business were a Person)) (a) net operating income (or loss) plus (b) the sum of the following to the extent deducted in determining such net operating income: (i) income and franchise taxes, (ii) interest expense, (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), and (iv) extraordinary losses.

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“TIA” means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

“Total Leverage Ratio” means, on any date, the ratio of (a) the result of the following calculation: (i) the aggregate outstanding principal amount of all Indebtedness of the Company, its Subsidiaries and the Other Consolidated Persons on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) the aggregate outstanding principal amount of all Indebtedness of the Unrestricted Subsidiaries and the Other Consolidated Persons on such date that is Non-Recourse to the Company and the Restricted Subsidiaries plus (z) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company and the Restricted Subsidiaries ending on the most recently ended prior to such date.

“Trustee” means Ankura Trust Company, LLC, together with its assigns, in its capacity as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor trustee serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unoccupied Facility” means any prison facility owned by the Company or a Restricted Subsidiary which for the fifty-two week period ending on the date of measurement has had an average occupancy level of less than 15%.

“Unrestricted Cash” means cash and Cash Equivalents held by the Company and its Subsidiaries that are not subject to any Lien or preferential arrangement in favor of any Person to protect such Person against loss and are not part of any funded reserve established by the Company or any of its Subsidiaries required by GAAP.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (a) CSC of Tacoma, LLC, GEO International Holdings, LLC, Florina Insurance Company, GEO Design Services, Inc., WCC Financial, Inc., WCC Development, Inc., GEO/FL/01, Inc., GEO/FL/02, Inc., GEO/FL/03, Inc., The GEO Group UK Ltd., The GEO Group Ltd., South African Custodial Holdings Pty. Ltd., The GEO Group Australasia Pty, Ltd., GEO Australasia Pty, Ltd., The GEO Group Australia Pty, Ltd., Australasian Correctional Investment Ltd., Pacific Rim Employment Pty, Ltd., Canadian Correctional Management, Inc., Miramichi Youth Center Management, Inc., South Africa Custodial Services Pty, Ltd. (SACS), South African Custodial Management Pty, Ltd., GEO Australia Management Services Pty, Ltd. (No. 2), Australasian Correctional Services Pty, Ltd., Sentencing Concepts, Inc., BI Puerto Rico, Inc., GEO Amey PECS Ltd., GEO FIC Holdings, LLC, GEO/DE/MC/03 LLC, Premier Custodial Group Ltd, Premier Custodial Services Group Ltd, Premier Custodial Services Ltd, Premier Prison Services Ltd and the Ravenhall Project Subsidiaries; (b) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution by the Board of Directors; and (c) any direct or indirect Subsidiary of any Subsidiary described in clauses (a) or (b).

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2) such designation and the Investment of the Company in such Subsidiary complies with Section 4.07 hereof.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions by the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted under Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Unrestricted Subsidiary Investment Conditions” means satisfaction of each of the following conditions:

(1) such Investment may not consist of material intellectual property or Equity Interests in any Subsidiary that owns any material intellectual property;

(2) such Investment must be made: (i) in the ordinary course of business of the Company and the Restricted Subsidiaries ; (ii) for the bona fide (as determined by a majority of the Company’s independent members of its Board of Directors) purpose of developing, expanding or promoting a Permitted Business (1) conducted (or anticipated to be conducted, pursuant to reasonably specific plans) by such Person, and that (2) in the Company’s good-faith determination could not be conducted by a Restricted Subsidiary without materially hindering the achievement of such purpose; and (iii) not for the purpose of (1) making such invested property (or the proceeds thereof) available to support the liquidity requirements of the Company and the Restricted Subsidiaries following the occurrence of a Default or Event of Default; (2) making such invested property (or the proceeds thereof) available as collateral or other credit support for any financing that is effectively or structurally senior to the Second Lien Secured Obligations, other than a financing that is Non-Recourse to the Company and the Restricted Subsidiaries and is incurred to promote the same bona fide purpose as such Investment; or (4) otherwise hindering or delaying the Second Priority Secured Parties’ exercise of their rights and remedies under the Note Documents;

(3) any such Investment in an aggregate amount greater than $5.0 million (whether individually or taken together with any related series of such Investments), must be approved by the Board of Directors of the Company;

(4) if such Investment is made other than in cash or Cash Equivalents and in an amount greater than $5.0 million on an individual basis and $10.0 million in the aggregate over the course of the Notes, such Investment shall require independent appraisal(s) or other valuation made by a valuation firm (such appraisal or valuation (and all supporting documentation therefor) to be delivered to the Trustee (for further distribution to the Holders of the Notes) prior to or substantially concurrently with the consummation of any applicable Investment); and

(5) prior to making any such Investment, the Company shall deliver to the Trustee an Officer’s Certificate certifying compliance with the conditions set forth in this definition.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at the time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” table under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section 4.09 hereof, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount was initially incurred in such currency.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, as the case may be, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
Act	13.14(a)
Affiliate Transaction	4.11(a)
Asset Sale Offer	4.10(c)
Authentication Order	2.02
Change of Control Offer	4.14(a)
Change of Control Payment	4.14(a)
Change of Control Payment Date	4.14(a)
Company	5.02
Covenant Defeasance	8.03
DTC	2.04(b)
Elected Amount	409(c)(iii)
Event of Default	6.01(a)
Excess Proceeds	4.10(c)
Fixture Filings	12.07(b)

Increased Amount	4.12
indenture securities	1.03
indenture security Holder	1.03
indenture to be qualified	1.03
indenture trustee	1.03
Independent Assets	4.03(d)
institutional trustee	1.03
Legal Defeasance	8.02
Management’s Discussion and Analysis of Financial Condition and Results of Operations	4.03(a)(i)
obligor	1.03
Offer Amount	3.09
Offer Period	3.09
Operations	4.03(d)
Option of Holder to Elect Purchase	3.09(vi)
Paying Agent	2.04(a)
Payment Default	6.01(a)(v)(1)
Permitted Debt	4.09(b)
Premium Effective Date	6.03(c)
Purchase Date	3.09
Redemption Price Premium	6.03(c)
Registrar	2.04(a)
Repurchase Offer	3.09
Restricted Payments	4.07(a)(iv)
Specified Courts	13.09
Specified Junior Debt	4.07(a)(iii)
Title Companies	12.07(b)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) provisions apply to successive events and transactions; and

(vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE TWO

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.08 hereof.

Section 2.02 Execution and Authentication.

One Officer of the Company shall sign the Notes for the Company by manual or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence and the only evidence, that the Note has been authenticated and delivered under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is the aggregate principal amount of the Notes issued on the date hereof.

The Trustee or its agent shall, upon a written order of the Company signed by one Officer of the Company (an “Authentication Order”), authenticate Notes for original issue on the date hereof of $239,142,000. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive and shall be fully protected in relying upon:

(A) A copy of the resolution or resolutions of the Board of Directors of the Company in or pursuant to which the terms of the Notes were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate;

(B) an Officer’s Certificate delivered in accordance with Section 13.04(i) hereof; and

(C) an Opinion of Counsel delivered in accordance with Section 13.04(ii) hereof and which shall also state:

(1) that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(2) that all laws and corporate requirements in respect of the execution and delivery by the Company of such Notes have been complied with.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights and protections as an Agent to deal with Holders, the Company and/or an Affiliate of the Company. As of the Issue Date, the Trustee has appointed The Huntington National Bank to act as Authenticating Agent.

Section 2.03 Methods of Receiving Payments on the Notes.

If a Holder of Notes has given wire transfer instructions to the Company, the Company shall pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

Section 2.04 Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes.

Section 2.05 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.07 Registration.

The Company shall cause the Trustee to keep, so long as it is the Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register the Notes (the register maintained in such office or in any other office or agency designated pursuant to Section 4.02 hereof being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee shall initially be the Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may change the Registrar or appoint one or more co- Registrars without prior notice; provided that the Company shall promptly notify the Trustee in writing if the Company changes the Registrar or appoints a co-Notes Registrar.

Upon surrender for registration of transfer of any Notes at the office or agency of the Company designated pursuant to Section 4.02 hereof , the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in a Notes shall be required to be reflected in a book entry.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver, Notes of the same series which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Notes, other than exchanges pursuant to this Section 2.07 or Section 2.09 hereof not involving any transfer, except for any transfer tax or similar governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.12, 3.06, 3.09, 4.10, 4.14 or 4.18 hereof or pursuant to any offer for the Notes which the Company may make to the Holders pursuant to the provisions of any indenture supplemental hereto).

The Company shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes pursuant to Article Three hereof or any applicable provision of an indenture supplemental hereto and ending at the close of business on the day of such mailing, (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part or (c) to register the transfer of or to exchange a Note between a regular record date and the next succeeding interest payment date or a special record date and the next succeeding special payment date.

Any Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Note, whether pursuant to this Section 2.07, Sections 2.08, 2.09, 2.12, 3.06 and 9.05 hereto or otherwise, shall also be a Global Note and bear the legend specified in Exhibit A hereto.

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

Section 2.08 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.12 hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.08(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.08(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.08(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.08(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.08(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.08(b)(ii) above and the Registrar receives the following:

(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A/IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) or (3)(d) thereof; and

(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.08(b)(ii) above and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.08(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.08(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.08(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.08(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.08(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.08(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.08(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) or (E) above, the 144A/IAI Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.08(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.08(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.08(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) General Provisions relating to Transfers and Exchanges. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Company, the Trustee, any Paying Agent or any Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Notes or any transactions between the Depositary and beneficial owners.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8) or (a)(9) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT (AND IF THE PRINCIPAL AMOUNT TRANSFERRED IS LESS THAN $250,000, BASED ON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.08 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.08(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 2.09 Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.10 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

(b) If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.11 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has been notified in writing are so owned shall be so disregarded.

Section 2.12 Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of an Authentication Order, Definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.13 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.14 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.15 CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE THREE

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes for redemption or purchase as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed as certified to the Trustee by the Company, and in compliance with the requirements of DTC; or (2) if the Notes are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Trustee deems fair and appropriate in accordance with DTC procedures subject to adjustments so that no Notes in an unauthorized denomination remains outstanding after such redemption. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

(a) Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail or electronically or otherwise in accordance with DTC procedures, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price;

(iii) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued (or cause to be transferred by book entry) in the name of the Holder thereof upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(ix) any condition to such redemption.

(b) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least five Business Days before the notice of redemption is required to be mailed or sent, or caused to be mailed or sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) , an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed or sent in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed or sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to satisfaction of any conditions precedent relating thereto specified in the applicable notice of redemption. As long as the Notes are issued in global form, notices to be given to Holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. Any notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.05 Deposit of Redemption Price.

(a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue (or cause to be transferred by book entry) and the Trustee shall, upon receipt of an Authentication Order, authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.

Section 3.07 Optional Redemption.

(a) The Company may, at its option, redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed prior to such date):

Year	Percentage
Prior to the first anniversary of the Issue Date	103.00%
On or after the first anniversary of the Issue Date but prior to the second anniversary of the Issue Date	102.00%
On or after the second anniversary of the Issue Date but prior to the third anniversary of the Issue Date	101.00%
After the third anniversary of the Issue Date	100.00%

(b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(c) Notwithstanding anything to the contrary in this Indenture, each redemption or distribution in respect of the principal amount of the Notes after acceleration thereof pursuant to Section 6.02 hereof (including automatically pursuant to Section 6.02(a) hereof), shall be accompanied by, and there shall become due and payable automatically upon acceleration, a payment premium payable in cash on the principal amount so redeemed or distributed or on the principal amount that has become or is declared accelerated pursuant to Section 6.02 hereof (including automatically pursuant to Section 6.02(a) hereof), in an amount equal to the Redemption Price Premium, calculated on the aggregate principal amount of the Notes so redeemed, distributed or accelerated, together with all accrued and unpaid interest on such Notes.

Section 3.08 AHYDO Catch-Up.

Notwithstanding anything to the contrary contained in any Note Document, with respect to any Notes and any particular accrual period (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date at the end of which, but for the prepayment and redemption required by this paragraph, (x) the aggregate amount which would be includible in gross income with respect to such Notes for periods before the close of such accrual period (as described in Section 163(i)(2)(A) of the Code) would exceed (y) an amount equal to the sum (as described in Section 163(i)(2)(B) of the Code) of (I) the aggregate amount of interest to be paid on such Notes before the close of such accrual period plus (II) the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of the Note multiplied by (B) the yield to maturity (interpreted in accordance with Section 163(i)(2)(B) of the Code) of the Note, the Company shall prepay and redeem, as applicable, at the end of or during such accrual period, without premium or penalty, the minimum amount of principal and accrued interest on the Note necessary to prevent such Note from being treated as having “significant original issue discount” within the meaning of Section 163(i)(1)(C) of the Code or any of the accrued and unpaid interest or original issue discount on the Note from being disallowed or deferred as a deduction under Section 163(e)(5) of the Code to the Company or any of its Affiliates; provided, however, that if the yield to maturity of such Note is less than the amount described in Section 163(i)(1)(B) of the Code, no such prepayment or redemption with respect to such Note shall be required under this Section 3.08. It is intended that no Note will be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, and this paragraph will be interpreted and applied consistently with such intent. A prepayment or redemption pursuant to this Section 3.08 shall not constitute an optional prepayment or redemption and shall not be subject to Sections 3.01 through 3.07 hereof.

The Company is not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Repurchase Offers.

In the event that, pursuant to Sections 4.10 and 4.14 hereof, the Company shall be required to commence an offer to all Holders to purchase their respective Notes (a “Repurchase Offer”), it shall follow the procedures specified below.

The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Sections 4.10 and 4.14 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail or electronically or otherwise in accordance with DTC procedures, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

(i) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest, if any;

(iv) that, unless the Company defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest, if any, after the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in principal amounts of $2,000 or in integral multiples of $1,000 in excess thereof only;

(vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis or in accordance with the procedures of the Depositary (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall send to the Trustee an Officer’s Certificate stating that such Notes (or portions thereof) were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or send to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Company for purchase, and the Company, shall promptly issue a new Note. The Trustee, upon written request from the Company with an Authentication Order, shall authenticate and mail or send electronically or otherwise in accordance with DTC procedures such new Note to such Holder, in a principal amount at maturity equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the respective Holder thereof. The Company shall publicly announce the results of the Repurchase Offer as soon as practicable after the Purchase Date.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10 Application of Trust Money.

All money deposited with the Trustee pursuant to Section 11.02 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FOUR

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

(a) The Company shall maintain an office or agency in the United States (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 hereof.

Section 4.03 Reports.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company, upon request, shall furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(i) all quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (a)(i) and (ii) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request.

(c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) hereof will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d) Notwithstanding Sections 4.03(a), (b) and (c), if any direct or indirect parent company of the Company provides a full and unconditional Guarantee of the Notes, the reports, information and other documents required to be filed and furnished as required by Sections 4.03(a), (b) and (c) may be those of such parent company, rather than those of the Company; provided that, if and so long as such parent company shall have Independent Assets or Operations, the same is accompanied by consolidating information relating to such parent company, on the one hand, and information relating to the Company and the Restricted Subsidiaries on a standalone basis, on the other hand. The Company shall be deemed to have furnished to the Holders of Notes the information and reports referred to in subclauses (i) and (ii) of Section 4.03(a) and Section 4.03(c) and this clause (d) (or such information and reports of a direct or indirect parent company of the Company, if applicable), if such information and reports have been filed with the SEC via the EDGAR filing system (or any successor filing system of the SEC) and are publicly available. “Independent Assets” or “Operations” means, with respect to any such direct or indirect parent company of the Company, that each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such parent company, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company and the Restricted Subsidiaries, as shown in the most recent fiscal quarter financial statements of such parent company (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is more than 3.0% of such parent company’s corresponding consolidated amount determined in accordance with GAAP.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04 Compliance Certificate.

(a) The Company shall and shall cause each Guarantor (to the extent that such Guarantor is so required under the TIA) to send to the Trustee and the Second Lien Collateral Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any of the Notes are outstanding, send to the Trustee and the Second Lien Collateral Trustee, forthwith upon the Company becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company or (B) to the Company or a Restricted Subsidiary of the Company);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any (x) unsecured Indebtedness or (y) Indebtedness that is expressly subordinated to the Notes or any Note Guarantee (including, for the avoidance of doubt, any Indebtedness that is secured by a Lien on the Collateral that is junior in priority to the Lien granted to the Secured Lien Collateral Trustee) (clauses (x) and (y) above collectively being referred to as “Specified Junior Debt”), except (A) a payment of interest or principal to the Company or any Restricted Subsidiary or (B) any payment made at the Stated Maturity thereof (or any payment, purchase or other acquisition, in anticipation of satisfying a sinking fund obligation, principal installment or final maturity due within one year); or

(iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in Section 4.13(a) hereof;

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by Section 4.07(b)(ii) through (xi) hereof and including the net amount of any Restricted Payment permitted pursuant to Section 4.07(b) hereof) is less than the sum, without duplication, of:

(A) 100% of the aggregate net cash proceeds to the extent received by the Company since the Issue Date, as a contribution to its common equity capital or in consideration of the issuance of Equity Interests of the Company (other than Disqualified Stock), except to the extent used to make an Investment pursuant to clause (12) or (13) of the definition of “Permitted Investments,” or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); provided that Restricted Investments made from such net cash proceeds in reliance on this clause (a) must be made in cash or Cash Equivalents; plus

(B) to the extent that any Restricted Investment that was made after the Issue Date, is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(C) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date of such redesignation or (ii) the Fair Market Value of the Company’s or any Restricted Subsidiary’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary to the extent such Investment was treated as a Restricted Payment, plus the amount of any Investments made in such Subsidiary subsequent to such designation (or in the case of any Subsidiary that was an Unrestricted Subsidiary as of the Issue Date, subsequent to the Issue Date) to the extent any such Investment was treated as a Restricted Payment by the Company or any Restricted Subsidiary; plus

(D) 100% of any other dividends or other distributions received by the Company or a Restricted Subsidiary since the Issue Date from an Unrestricted Subsidiary of the Company to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period in an amount not to exceed the amount of Restricted Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary, except to the extent used to make an Investment pursuant to clause (17) of the definition of “Permitted Investments;” plus

(E) solely with respect to Restricted Payments of the type described in Sections 4.07(a)(i) and (ii) hereof, an additional amount of $7.5 million during each fiscal year of the Company ending after the Issue Date, with any unused portion of such amount carrying forward to the next fiscal year of the Company.

(b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

(ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Equity Interests used to make an Investment pursuant to clause (12) of the definition of “Permitted Investments”) of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from Section 4.07(a)(iii)(A);

(iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(iv) the payment of any dividend by a (i) Guarantor to the holders of its Equity Interests, other than Non-Guarantor Restricted Subsidiaries and (ii) Non-Guarantor Restricted Subsidiary to holders of its Equity Interests, in either case, on a pro rata basis;

(v) the repurchase of Equity Interests deemed to occur upon (a) exercise of stock options to the extent that shares of such Equity Interests represent a portion of the exercise price of such options, (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith in accordance with customary stock option plans or other benefit plans established in the ordinary course of business or (c) upon the exercise of any call option or capped call option (or substantively equivalent derivative transaction) described in the definition of “Permitted Bond Hedge Transaction” in connection with a Permitted Bond Hedge Transaction ;

(vi) the repurchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary held by any member of the Company’s (or any Restricted Subsidiary’s) management in accordance with customary stock option plans or other benefit plans established in the ordinary course of business; provided that the aggregate amount expended pursuant to this clause (vi) shall not exceed $2.0 million in any fiscal year of the Company (with any unused amounts carrying over to the next fiscal year of the Company);

(vii) the payment of any dividend paid upon the vesting of Equity Interests issued in accordance with customary stock option plans or other benefit plans established in the ordinary course of business when the Company was a real estate investment trust provided that the aggregate amount of Restricted Payments made pursuant to this clause (vii) shall not exceed $5.0 million;

(viii) the repurchase, redemption, defeasance or other retirement for value of any Permitted Convertible Indebtedness, including any payments required in connection with a conversion of any Permitted Convertible Indebtedness;

(ix) payments made in connection with (including, without limitation, purchases of) any Permitted Bond Hedge Transaction;

(x) payments made (A) to exercise or settle any Permitted Warrant Transaction (a) by delivery of common stock of the Company, (b) by set-off against the related Permitted Bond Hedge Transaction or (c) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received by the Company or any of the Restricted Subsidiaries pursuant to the exercise or settlement of any related Permitted Bond Hedge Transaction, or (B) to terminate any Permitted Warrant Transaction; and

(xi) prepayments, redemptions, purchases, defeasances and other payments of Specified Junior Debt prior to the Stated Maturity thereof so long as, after giving pro forma effect to such Restricted Payment, the Company would be in compliance with the Total Leverage Ratio test set forth in Section 4.13(a) hereof and the Senior Secured Leverage Ratio test set forth in Section 4.13(b) hereof.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Restricted Subsidiaries or pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries ;

(ii) make loans or advances to the Company or any of the Restricted Subsidiaries ; or

(iii) sell, lease or transfer any of its properties or assets to the Company or any of the Restricted Subsidiaries .

(b) However, the restrictions set forth in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

(i) agreements governing Existing Indebtedness and the Credit Facilities as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date hereof;

(ii) this Indenture, the Notes, the Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents and the First Lien/Second Lien Intercreditor Agreement;

(iii) applicable law, rule, regulation or order;

(iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(v) customary non-assignment provisions of any contract or agreement entered into in the ordinary course of business and customary provisions restricting subletting or transfer of any interest in real or personal property contained in any lease or easement agreement of the Company or any Restricted Subsidiaries;

(vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 4.08(a)(iii) hereof;

(vii) any agreement for the sale or other disposition of all or substantially all of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition of all or substantially all of the assets or Capital Stock of such Restricted Subsidiary;

(viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness with respect to dividends and other payments are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii) any Indebtedness incurred in compliance with Section 4.09 hereof by any Foreign Subsidiary or any Guarantor, or any agreement pursuant to which such Indebtedness is issued, if the encumbrance or restriction applies only to such Foreign Subsidiary or Guarantor and only in the event of a payment default or default with respect to a financial covenant contained in the Indebtedness or agreement and the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Board of Directors of the Company) and the Board of Directors of the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to pay interest or principal on the Notes; or

(xiii) an arrangement or circumstance arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiaries in any manner material to the Company or any Restricted Subsidiaries.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any Restricted Subsidiary to issue any Disqualified Stock or Preferred Stock.

(b) Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, as set forth below (collectively, “Permitted Debt”):

(i) the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed the sum of the principal amount outstanding and revolving commitments under the Exchange Credit Agreement and the 2017 Credit Agreement on the Issue Date, after giving effect to the Refinancing Transactions, and with such amount being permanently reduced dollar-for-dollar by the principal amount of any Indebtedness outstanding under the Exchange Credit Agreement as of the Issue Date that is permanently prepaid pursuant to any mandatory prepayment provisions thereunder;

(ii) the incurrence by the Company and any Restricted Subsidiary of Existing Indebtedness;

(iii) the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date hereof and any Guarantees thereof by any Guarantor;

(iv) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv), not to exceed $40.0 million at any one time outstanding;

(v) the incurrence by the Company or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (ii), (iii), (v) or (xvi) of this Section 4.09(b);

(vi) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(1) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(2) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary; will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred for the purpose of fixing, hedging or swapping interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or for hedging foreign currency exchange risk, in each case to the extent the Hedging Obligations are incurred in the ordinary course of the Company’s financial management and not for any speculative purpose;

(viii) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

(ix) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09;

(x) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, incurred in respect of workers’ compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; provided that the underlying obligation to perform is that of the Company or the Restricted Subsidiaries and not that of the Company’s Unrestricted Subsidiaries; and provided further, that such underlying obligation is not in respect of borrowed money;

(xi) the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xi), not to exceed $15.0 million at any one time outstanding;

(xii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, including but not limited to Indebtedness represented by letters of credit for the account of the Company or any Restricted Subsidiary, arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of the Company or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(xiii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of incurrence;

(xiv) the issuance of Preferred Stock of a Restricted Subsidiary to the Company that is pledged as Collateral, provided that any subsequent transfer that results in such Preferred Stock being held by a Person other than the Company or a Guarantor will be deemed to constitute an issuance of Preferred Stock not permitted by this clause (xiv);

(xv) the incurrence of Acquired Debt (but not any Indebtedness incurred in connection with, or in contemplation of such other Person merging with or into, or becoming a Subsidiary of, the Company) in a transaction that would constitute a Permitted Acquisition; provided, however, that (i) such Person either merges with or into the Company or becomes a Guarantor pursuant to the terms and conditions set forth in this Indenture, (ii) on the date such Person becomes a Subsidiary or is acquired by, or merges with or into, the Company and after giving pro forma effect thereto, the Total Leverage Ratio would be no greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction and (iii) the aggregate principal amount of such Indebtedness incurred under this clause (xv), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness, shall not exceed $37.5 million at any one time outstanding;

(xvi) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of any Unrestricted Subsidiary; provided that the aggregate principal amount of such Guarantees of Indebtedness of any Unrestricted Subsidiary shall not exceed $15.0 million at any one time outstanding;

(xvii) the incurrence by the Company and any Restricted Subsidiary of unsecured Indebtedness (i) for borrowed money or (ii) incurred in respect of letters of credit facilities of the Company or any Restricted Subsidiary; provided that (a) any Indebtedness incurred under this clause (xvii) will have a scheduled maturity date that is later than the scheduled maturity date of the Notes and (b) the Total Leverage Ratio immediately after giving pro forma effect to the incurrence of such Indebtedness will be no greater than the lesser of (x) the Total Leverage Ratio immediately before giving pro forma effect to the incurrence of such Indebtedness plus 1.25 to 1.00 and (y) 5.00 to 1.00;

(xviii) the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xviii), not to exceed (a) $215.0 million of Indebtedness at any one time outstanding, plus (b) an additional $125.0 million if the First Lien Secured Leverage Ratio, immediately after giving pro forma effect to the incurrence of such Indebtedness, would be no greater than 2.00x (plus, in the case of any Permitted Refinancing Indebtedness, the Additional Refinancing Amount); provided that availability under this clause (xviii)(b) will be reduced by up to $50.0 million, on a dollar-for-dollar basis, on account of any prepayment or repayment of the 2023 Notes or the 2024 Notes in excess of $200.0 million from (x) cash from operations and (y) cash proceeds from the 2017 Credit Agreement;

(xix) the incurrence by the Company and any Guarantor of additional Indebtedness that is secured by a Lien that is pari passu with the Notes and the 2028 Public Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xix), not to exceed $50.0 million at any one time outstanding; provided that availability under this clause (xix) will be reduced on a dollar-for-dollar basis on account of any Indebtedness incurred pursuant to clause (xxii);

(xx) the incurrence by the Company and any Restricted Subsidiary of Indebtedness to finance the acquisition, construction or improvement of the GEO HQ, Guarantees by the Company or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (xx), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, shall not exceed $50.0 million at any one time outstanding;

(xxi) Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction; and

(xxii) the incurrence by the Company and any Guarantor of additional Indebtedness on or before October 15, 2024 that is secured by a Lien on the Collateral that is junior to the 2017 Credit Agreement and the Exchange Credit Agreement and senior to the Notes and the 2028 Public Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xxii), not to exceed $1.8 million at any one time outstanding; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

(c) For purposes of determining compliance with this Section 4.09:

(i) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxii) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided that Indebtedness under the Credit Agreements outstanding on the date on which Notes (i) are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided in Section 4.09(b)(i) hereof and may not be reclassified and (ii) any Indebtedness incurred pursuant to Section 4.09(b)(xviii) hereof that constitutes First Lien Secured Obligations shall not be reclassified;

(ii) the principal amount of Indebtedness outstanding under any clause of this Section 4.09 shall be determined after giving effect to the application of proceeds of any such Indebtedness incurred to refund, refinance or replace any such other Indebtedness to the extent proceeds will be used substantially concurrently with such incurrence;

(iii) in connection with the Company or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness, the Company may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under this Indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Company may revoke an election of an Elected Amount at any time pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the First Lien Secured Leverage Ratio and the Total Leverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding;

(iv) if Indebtedness originally incurred in reliance upon the First Lien Secured Leverage Ratio or the Total Leverage Ratio under either clause (xvii) or (xviii) of Section 4.09(b) is being Refinanced under either clause (xvii) or (xviii), as applicable, of Section 4.09(b) and such Refinancing would cause the maximum amount of Indebtedness thereunder to be exceeded at such time, then such Refinancing will nevertheless be permitted thereunder and such Indebtedness will be deemed to have been incurred under either clause (xvii) or (xviii), as applicable, of Section 4.09(b) so long as (x) the Liens, if any, securing such Refinancing Indebtedness have a lien priority equal or junior to the Liens securing the Indebtedness being Refinanced and (y) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness being Refinanced;

(v) notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values; and

(vi) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.09.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced.

(e) The Company shall not, and shall not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such Note Guarantee on substantially identical terms; provided, however, that for all purposes under this Indenture, no Indebtedness of the Company or any Guarantor will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of the fact that the holders of Secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.10 Asset Sales.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of (except in respect of Designated Assets sold pursuant to a Designated Asset Contract);

(ii) the Fair Market Value or Designated Asset Value, as applicable, in the case of any Asset Sales or series of related Asset Sales having a Fair Market Value of $35.0 million or more, is determined by the Company’s Board of Directors (or a duly appointed committee thereof) and evidenced by a resolution of the Board of Directors (or a duly appointed committee thereof) set forth in an Officer’s Certificate delivered to the Trustee; and

(iii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this Section 4.10(a)(iii) only, each of the following will be deemed to be cash:

(1) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets in right of payment or secured on a junior basis on the Collateral and for which the Company or such Restricted Subsidiary, as the case may be, have been released or indemnified against further liability;

(2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after the applicable Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;

(3) notes or other obligations or Indebtedness actually received by the Company or any such Restricted Subsidiary as consideration for the sale or other disposition of a Designated Asset pursuant to a contract with a governmental or quasi-governmental agency, but only to the extent that such notes or other obligations or Indebtedness were explicitly required to be included, or permitted to be included solely at the option of the purchaser, in such consideration pursuant to such contract;

(4) 100% of Indebtedness actually received by the Company or any Restricted Subsidiary as consideration for the sale or other disposition of an Unoccupied Facility; and

(5) any Designated Non-Cash Consideration received by the Company or any such Restricted Subsidiary in the Asset Sale, in an aggregate amount in any fiscal year of the Company (measured on the date such Designated Non-Cash Consideration was received without giving effect to subsequent changes in value), when taken together with all other Designated Non-Cash Consideration received as consideration pursuant to this clause (5) during such fiscal year (but, to the extent that any such Designated Non-Cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (x) the amount of the cash received (less the cost of disposition, if any) and (y) the initial amount of such Designated Non-Cash Consideration), not to exceed $50.0 million.

(b) Within 180 days from the later of the date of an Asset Sale or the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(i) to prepay, repay, redeem or purchase (A) for so long as the Indebtedness incurred under the Credit Agreements as of the Issue Date remains outstanding, (i) Indebtedness under such Credit Agreements or (ii) Indebtedness otherwise permitted to be prepaid, repaid, redeemed or purchased under such Credit Agreements and (B), thereafter, (i) other Indebtedness and other Obligations that are secured by a Lien or (ii) the 2023 Notes, the 2024 Notes, the 2026 Notes and the Exchangeable 2026 Notes, and, in each case, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(ii) to acquire, or enter into a definitive agreement to acquire, all or substantially all of the assets of, a Permitted Business or a majority of the Voting Stock of a Person engaged in a Permitted Business; provided that such Person becomes a Restricted Subsidiary and provided however, in the case of a definitive agreement, that such acquisition closes within 120 days of such 180-day period;

(iii) to make a capital expenditure in or that is used or useful in a Permitted Business (provided that the completion of (a) construction of new facilities, (b) expansions to existing facilities and (c) repair or construction of damaged or destroyed facilities, in each case, which commences within such 180-day period may extend for an additional 18 month period if (x) the Net Proceeds to be used for such construction, expansion or repair are committed specifically for such activity within such 180-day period and (y) such facilities shall, following such construction, expansion or repair, become Collateral pursuant to the terms and conditions set forth under Section 12.06);

(iv) to acquire other long-term assets that are used or useful in a Permitted Business; or

(v) any combination of the foregoing.

Notwithstanding the above, within 180 days from the later of the date of an Asset Sale relating to, or the receipt of any Net Proceeds from an Asset Sale relating to, B.I. Incorporated or a material portion of its business or sale (including Sale and Leasebacks Transactions) of GEO HQ, the Company (or the applicable Restricted Subsidiary, as the case may be) must apply such Net Proceeds to prepay, repay, redeem or purchase First Lien Secured Obligations or to make an Asset Sale Offer as described below and such Net Proceeds shall not be permitted to be applied as set forth in clauses (ii) – (v) above.

Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds as cash or in Cash Equivalents.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (b) of this Section 4.10, or that the Company determines will not be applied or invested as provided in clause (b) of this Section 4.10, shall constitute “Excess Proceeds.” When (1) the amount of Excess Proceeds received from any individual Asset Sale exceeds $7.5 million or (2) the aggregate amount of Excess Proceeds received (x) during any fiscal year of the Company exceeds $22.5 million or (y) at any time during the term of the Notes exceeds $75.0 million, the Company shall make an offer (an “Asset Sale Offer”) to all Holders of Notes and, at the Company’s option, all holders of other Indebtedness that is pari passu in right of payment and lien priority with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase on a pro rata basis the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Company may satisfy the foregoing obligations with respect to any Net Proceeds prior to the expiration of the relevant 180-day period (or later period as described above) or with respect to Excess Proceeds in an amount equal to or less than the amount set forth in clause (1), (2)(x) or (2)(y), as applicable, of the first sentence of this clause (c).

(d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11 Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or amend any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $12.5 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company;

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):

(i) indemnity agreements and reasonable employment arrangements (including severance and retirement agreements) entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, in each case approved by the disinterested members of the Board of Directors of the Company;

(ii) transactions between or among the Company and/or the Restricted Subsidiaries ;

(iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

(iv) sales of Equity Interests (other than Disqualified Stock) of the Company;

(v) Permitted Investments and Restricted Payments that are permitted by Section 4.07;

(vi) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of the Company and the Restricted Subsidiaries ;

(vii) any pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement; and

(viii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Company.

Section 4.12 Liens.

The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind, other than Permitted Liens (the “Initial Lien”), upon any of their property or assets, now owned or hereafter acquired securing any Indebtedness; except, in the case of any property that does not constitute Collateral, any Initial Lien securing any Indebtedness if the Notes are secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured by the Initial Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the last clause of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of or in the form of common stock of the Company, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing such Indebtedness.

Section 4.13 Certain Financial Covenants.

(a) Total Leverage Ratio. The Company will not permit the Total Leverage Ratio on the last day of any of the Company’s fiscal quarters to exceed 6.50 to 1.00.

(b) Senior Secured Leverage Ratio. The Company will not permit the Senior Secured Leverage Ratio on the last day of any of the Company’s fiscal quarters ending prior to December 31, 2025 to exceed 4.75 to 1.00 and will not permit the Senior Secured Leverage Ratio on the last day of any of the Company’s fiscal quarters ending on or after December 31, 2025 to exceed 3.75 to 1.00.

(c) Interest Coverage Ratio. The Company will not permit the ratio of (a) Adjusted EBITDA for any period of four consecutive fiscal quarters to (b) Interest Expense minus Interest Expense attributable to Indebtedness of Unrestricted Subsidiaries and Other Consolidated Persons that is Non-Recourse to the Company and the Restricted Subsidiaries for such four quarter period, to be less than 1.375 to 1.00.

Section 4.14 Offer to Repurchase upon a Change of Control.

(a) If a Change of Control occurs, the Company shall offer to repurchase all or any part (equal to a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), provided that any unpurchased portion of a Note must be in a minimum denomination of $2,000. In the Change of Control Offer, the Company will offer an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed or repurchased prior to such date) (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall mail or send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures described in Section 3.09 hereof and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly send to each Holder of Notes properly tendered the Change of Control Payment for such Notes (to the extent received from the Company), and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) notice of redemption has been given pursuant to this Indenture as described above under Section 3.07, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(d) If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Payment for all of the Notes that might be delivered by Holders of the Notes seeking to accept the Change of Control Offer. The Company’s failure to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the Trustee and the Holders of the Notes the rights described under Section 6.01 hereof.

(e) The existence of a Holder’s right to require the Company to repurchase such Holder’s Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

(f) The provisions of this Indenture will not afford Holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect Holders of the Notes, if such transaction is not a transaction defined as a Change of Control.

Section 4.15 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be Investments made as of the time of the designation, subject to the limitations on Restricted Payments. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.16 Payments for Consent.

The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly (including, without limitation, through participation in any transaction in which any Affiliate of the Company does), pay or cause to be paid or provided any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or the Security Documents, unless such consideration is offered to be paid to all Holders of the Notes, and is paid to all such Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17 Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, that, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(i) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under Section 4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof;

(ii) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value and set forth in an Officer’s Certificate delivered to the Trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(iii) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.18 Additional Note Guarantees.

(a) The Notes shall initially be fully and unconditionally guaranteed by each of the Initial Guarantors and may be guaranteed by additional Subsidiaries of the Company pursuant to this Section 4.18.

(b) The Company shall not permit any of the Restricted Subsidiaries that are not Guarantors, directly or indirectly, to Guarantee the payment of any Indebtedness of the Company or any Guarantor under any Credit Facility or evidenced by bonds, notes or other debt securities in an aggregate principal amount of $50.0 million or more (“Triggering Indebtedness”), unless, in each case, such Restricted Subsidiary within 10 Business Days, executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Note Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness (other than, solely to the extent provided in the First Lien/Second Lien Intercreditor Agreement, the First Lien Secured Obligations).

Section 4.19 Foreign Subsidiary Unrestricted Cash.

The Company shall not, and shall not permit any Subsidiary to, permit the aggregate amount of Unrestricted Cash held by Foreign Subsidiaries as of the last day of any fiscal quarter to exceed $125.0 million.

Section 4.20 Financial Calculations for Limited Condition Transactions; Certain Calculations.

(a) When calculating the compliance with or availability under any basket, test or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Company could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

(b) For the avoidance of doubt, (a) if the Company has made an LCT Election and any of the baskets, tests or ratios for which compliance was determined or tested as of the LCT Test Date are thereafter exceeded as a result of fluctuations in any such basket, test or ratio (including due to fluctuations of the Company or the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations (provided, however, that if any tests or ratios improve or baskets increase as a result of such fluctuations, such improved test, ratios or baskets may be utilized) and (b) such baskets, tests or ratios shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any basket, test or ratio on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such basket, test or ratio shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated.

(c) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any leverage ratio), other than compliance with the financial covenants set forth under Section 4.13 hereof, such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(d) For purposes of calculating pro forma adjustments to any financial ratio or test, pro forma effect shall be given to acquisitions that have been made by the specified Person or any of the Restricted Subsidiaries , including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period. For the avoidance of doubt, the Trustee shall have no duty to calculate, or verify the calculation, of any ratio, basket, amount or test in connection with a Limited Condition Transaction.

ARTICLE FIVE

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of the Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i) either (A) the Company is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made (i) assumes all the obligations of the Company under the Notes, this Indenture, the Second Lien Collateral Trust Agreement, the other Security Documents (as applicable) and the First Lien/Second Lien Intercreditor Agreement pursuant to agreements reasonably satisfactory to the Trustee and (ii) to the extent required by and subject to the limitations set forth in the Security Documents, agrees to cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such surviving Person, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Documents, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(iii) no Default or Event of Default exists;

(iv) the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in Section 4.13(a) hereof or (y) have a Total Leverage Ratio that would be no greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction; and

(v) the Company or the other Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, lease, conveyance, transfer, or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Clauses (iv) and (v) of Section 5.01(a) shall not apply to: (a) a transaction the principal purpose of which is to change the state of organization of the Company and that does not have as one of its purposes the evasion of such clause, (b) a sale, transfer or other disposition of assets between or among the Company and any of the Restricted Subsidiaries or (c) any merger or consolidation of a Restricted Subsidiary into the Company.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company) and may exercise all rights and powers of, the Company under this Indenture with the same effect as if such successor Person had been named as the company herein.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an “Event of Default”:

(i) default for 30 days in the payment when due of interest on the Notes;

(ii) default in the payment when due of the principal of, or premiums, including the Redemption Price Premium, if any, on the Notes;

(iii) failure by the Company or any Restricted Subsidiary to comply with Sections 4.10, 4.14 or 5.01 hereof;

(iv) failure by the Company or any Guarantor for 60 consecutive days after notice to comply with any of the other agreements in this Indenture;

(v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or guarantee now exists, or is created after the date hereof, if that default:

(1) is caused by a failure to make any payment due at final maturity of such Indebtedness (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(vi) failure by the Company or any Restricted Subsidiary to pay final judgments not covered by insurance aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(vii) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(viii) the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) makes a general assignment for the benefit of its creditors, or

(4) generally is not paying its debts as they become due; and

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case; or

(2) appoints a custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or

(3) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

(x) with respect to any material portion of the Collateral purported to be covered by the Security Documents, (A) the failure of the security interest with respect to such Collateral under the applicable Security Documents, at any time, to be in full force and effect for any reason other than in accordance with the terms of the applicable Security Documents and the terms of this Indenture, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement, as applicable, or due to the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, if such failure continues for 60 days or (B) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that the security interest with respect to such Collateral under the applicable Security Documents is invalid or unenforceable.

Section 6.02 Acceleration.

(a) In the case of an Event of Default specified in clause (viii) or (ix) of Section 6.01(a) hereof, with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes and all obligations owing hereunder and thereunder to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of Section 6.01(a) hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (v) of Section 6.01(a) hereof have rescinded the declaration of acceleration in respect of the Indebtedness within 30 days of the date of the declaration and if:

(i) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

(c) If the Notes are accelerated or otherwise become due prior to their stated maturity, in each case as a result of an Event of Default (including, but not limited to, an Event of Default specified in clauses (viii) or (ix) of Section 6.01(a) (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), then the additional amount that shall then be due and payable on the Premium Effective Date shall be equal to:

(i) the applicable redemption price (expressed as a percentage of principal amount) in effect on the Premium Effective Date in accordance with Section 3.07(a), as applicable, plus

(ii) accrued and unpaid interest to, but excluding, the Premium Effective Date (collectively, the “Redemption Price”),

in each case, as if such acceleration gave rise to an optional redemption of the Notes (including, for the avoidance of doubt an optional redemption made pursuant to Section 3.07) so accelerated on the Premium Effective Date. Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default (including, but not limited to, an Event of Default specified in clauses (viii) or (ix) of Section 6.01(a) (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law)), the amount by which the applicable Redemption Price exceeds the principal amount of the Notes (the “Redemption Price Premium”) with respect to an optional redemption of the Notes shall be due and payable as though the Notes had been optionally redeemed on the Premium Effective Date and shall constitute part of the Obligations with respect to the Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. The Redemption Price Premium shall be presumed to be liquidated damages sustained by each Holder as the result of the payment or settlement of the Notes or a claim in a proceeding described in in clauses (viii) and (ix) of Section 6.01(a) in respect of the Notes, in each case arising out of the acceleration of the Notes, or in the event the Notes or this Indenture are satisfied, released or discharged through foreclosure after acceleration of the Notes, whether by judicial proceeding, deed in lieu of foreclosure or by any other means (the date of such payment, settlement, satisfaction, release or discharge being the “Premium Effective Date”). The Company and each Guarantor agrees that the Redemption Price Premium is reasonable under the circumstances currently existing. THE COMPANY AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH PAYMENT, SETTLEMENT, SATISFACTION, RELEASE OR DISCHARGE AFTER SUCH AN ACCELERATION. The Company and each Guarantor expressly agrees (to the fullest extent they may lawfully do so) that: (A) the Redemption Price Premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the Redemption Price Premium shall be payable notwithstanding the then prevailing market rates at the Premium Effective Date; (C) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the Redemption Price Premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this Section 6.03(c). The Company expressly acknowledges that its agreement to pay the Redemption Price Premium to the Holders as herein described is a material inducement to the Holders to purchase the Notes.

Section 6.04 Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee, may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). The Company shall send to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Notes, or exercising any trust or power conferred on it and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of a majority in principal amount of the then outstanding Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

Section 6.06 Limitation on Suits.

(a) A Holder may pursue a remedy with respect to this Indenture, or the Notes only if:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in connection with the request or direction;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

(b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest on, with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

(a) If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee and the Second Lien Collateral Trustee, and their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN

TRUSTEE AND COLLATERAL TRUSTEE

Section 7.01 Duties of Trustee and Second Lien Collateral Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) With respect to the Trustee, except during the continuance of an Event of Default, and at all times with respect to the Second Lien Collateral Trustee:

(i) the duties of the Trustee and the Second Lien Collateral Trustee shall be determined solely by the express provisions of this Indenture and the Second Lien Collateral Trust Agreement and the Trustee and the Second Lien Collateral Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Second Lien Collateral Trustee (it being agreed that the permissive right of the Trustee and the Second Lien Collateral Trustee to do things enumerated in this Indenture or the Security Documents shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, each of the Trustee and the Second Lien Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and/or the Second Lien Collateral Trustee and conforming to the requirements of this Indenture. The Trustee and the Second Lien Collateral Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee and the Second Lien Collateral Trustee, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Liabilities of the Second Lien Collateral Trustee shall be limited as provided in the Second Lien Collateral Trust Agreement.

(e) Whether or not therein expressly so provided, every provision of this Indenture and the Security Documents, as applicable, that in any way relates to the Trustee or the Second Lien Collateral Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.01.

(f) No provision of this Indenture shall require the Trustee or the Second Lien Collateral Trustee to expend or risk its own funds or incur any liability. Neither the Trustee nor the Second Lien Collateral Trustee shall be under any obligation to exercise any of its rights and powers under this Indenture or the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee or the Second Lien Collateral Trustee , as applicable, security or indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

(g) Money held in trust by the Trustee or the Second Lien Collateral Trustee need not be segregated from other funds except to the extent required by law.

(h) Neither the Trustee nor the Second Lien Collateral Trustee shall be liable for interest or investment income on any money received by it except as the Trustee or the Second Lien Collateral Trustee may agree in writing with the Company.

Section 7.02 Certain Rights of Trustee and Second Lien Collateral Trustee.

(a) Each of the Trustee and the Second Lien Collateral Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor the Second Lien Collateral Trustee need investigate any fact or matter stated in the document.

(b) Before the Trustee or the Second Lien Collateral Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. Neither the Trustee nor the Second Lien Collateral Trustee shall be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee and the Second Lien Collateral Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee and the Second Lien Collateral Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

(d) Neither the Trustee nor the Second Lien Collateral Trustee shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Security Documents.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) Neither the Trustee nor the Second Lien Collateral Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee or the Second Lien Collateral Trustee, as applicable, security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) Neither the Trustee nor the Second Lien Collateral Trustee shall be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee or the Second Lien Collateral Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee or the Second Lien Collateral Trustee, as applicable, in accordance with Section 13.02 hereof, and such notice references the Notes.

(h) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(i) Any action taken, or omitted to be taken, by the Trustee or the Second Lien Collateral Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is a Holder shall be conclusive and binding upon future Holders and upon Notes executed and delivered in exchange therefor or in place thereof.

(j) Neither the Trustee nor the Second Lien Collateral Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee and the Second Lien Collateral Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and the Second Lien Collateral Trustee in each of its capacities hereunder, and to each officer, director. employee, agent and custodian of the Trustee and the Second Lien Collateral Trustee and any other Person employed by the Trustee or the Second Lien Collateral Trustee to act hereunder.

(l) The Trustee and the Second Lien Collateral Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(m) In no event shall the Trustee or the Second Lien Collateral Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee or the Second Lien Collateral Trustee, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n) Neither the Trustee and the Second Lien Collateral Trustee shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o) Whenever in the administration of this Indenture the Trustee or the Second Lien Collateral Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee or the Second Lien Collateral Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or willful misconduct on its part, as determined by a nonappealable order of a court of competent jurisdiction, conclusively rely upon an Officer’s Certificate.

(p) Neither the Trustee nor the Second Lien Collateral Trustee shall be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Responsible Officer of the Trustee or the Second Lien Collateral Trustee, as applicable.

(q) The Trustee shall not be liable for any act, omission, breach, misconduct or liability whatsoever of the Second Lien Collateral Trustee and the Second Lien Collateral Trustee shall not be liable for any act, omission, breach, misconduct or liability whatsoever of the Trustee.

Section 7.03 Individual Rights of Trustee or Second Lien Collateral Trustee.

The Trustee or the Second Lien Collateral Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee or Second Lien Collateral Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Disclaimer.

Each of the Trustee and the Second Lien Collateral Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Security Documents, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes and the Second Lien Collateral Trustee a notice of the Default or Event of Default within 90 days after it is actually known to a Responsible Officer of the Trustee or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 1 beginning with the May 1 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its transmission to the Holders of Notes shall be transmitted to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07 Compensation and Indemnity.

(a) The Company shall pay to the Trustee and the Second Lien Collateral Trustee (in each case, acting in any capacity hereunder or under the Security Documents) from time to time such compensation as shall be agreed in writing between the Company and the Trustee and the Second Lien Collateral Trustee for its acceptance of this Indenture and the Security Documents and services hereunder and thereunder. The Trustee’s and the Second Lien Collateral Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Second Lien Collateral Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Second Lien Collateral Trustee’s agents and counsel.

(b) The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee, any predecessor Trustee and the Second Lien Collateral Trustee (in each case, acting in any capacity hereunder or under the Security Documents) against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the Security Documents, including the reasonable costs and expenses of enforcing this Indenture or the Security Documents against the Company and the Guarantors (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by either of the Company or any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability, damage, claim or expense may be attributable to its gross negligence or willful misconduct. The Trustee or the Second Lien Collateral Trustee, as applicable, shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Second Lien Collateral Trustee to so notify the Company and the Guarantors shall not relieve the Company or the Guarantors of their obligations hereunder. The Company shall defend the claim and the

Trustee and the Second Lien Collateral Trustee shall reasonably cooperate at the Company’s expense in the defense. The Trustee and the Second Lien Collateral Trustee may have separate counsel and the Company and the Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the termination of the Second Lien Collateral Trust Agreement and resignation or removal of the Trustee or the Second Lien Collateral Trustee.

(d) To secure the Company’s payment obligations in this Section, the Trustee and the Second Lien Collateral Trustee shall each have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Second Lien Collateral Trustee, as applicable, except that held in trust to pay principal and interest on particular Notes. Such Liens shall survive the satisfaction and discharge of this Indenture, the termination of the Second Lien Collateral Trust Agreement, any termination or rejection of this Indenture or the Second Lien Collateral Trust Agreement under any Bankruptcy Law and resignation or removal of the Trustee or the Second Lien Collateral Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee or Second Lien Collateral Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. A resignation or removal of the Second Lien Collateral Trustee and appointment of a successor Second Lien Collateral Trustee shall become effective only in accordance with the Second Lien Collateral Trust Agreement.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08 or Section 7.09, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor by Merger, Etc.

If the Trustee or Second Lien Collateral Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another Person, the successor Person without any further act shall be the successor Trustee or Second Lien Collateral Trustee, as applicable.

Section 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee; provided, however, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be pari passu with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

Section 7.12 Application for Instructions from the Company.

Any application by the Trustee or the Second Lien Collateral Trustee for written instructions from the Company may, at the option of the Trustee or the Second Lien Collateral Trustee, as applicable, set forth in writing any action proposed to be taken or omitted by the Trustee or the Second Lien Collateral Trustee under this Indenture or the Security Documents and the date on and/or after which such action shall be taken or such omission shall be effective. Neither the Trustee nor the Second Lien Collateral Trustee shall be liable for any action taken by, or omission of, the Trustee or the Second Lien Collateral Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee and the Second Lien Collateral Trustee, as applicable, shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE EIGHT

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of the Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees and have Liens on the Collateral securing the Notes released on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on reasonable demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium on, if any, or interest on, such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Article Two hereof concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Company’s obligations under Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof and clause (iv) of Section 5.01(a) hereof with respect to the outstanding Notes and have Liens on the Collateral securing the Notes released (including its obligation to make Change of Control Offers and Asset Sale Offers) on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof (except with respect to Sections 6.01(a)(i), (a)(ii), (a)(viii) and (a)(ix)), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) through (vii) shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient (as to non-callable Government Securities or a combination thereof with U.S. Dollars, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;

(ii) in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(vi) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(vii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(viii) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors, and the Trustee and the Second Lien Collateral Trustee may amend or supplement, subject to the terms of the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor

Agreement and any other Approved Intercreditor Agreement where applicable, this Indenture, the Notes, the Note Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement (and any exhibits hereto and thereto):

(i) to cure any ambiguity, defect or inconsistency as provided to the Trustee in an Officer’s Certificate;

(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees and under the applicable Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trust Agreement or any other Approved Intercreditor Agreement in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights of such Holder under this Indenture, the Security Documents, the First Lien/Second Lien Intercreditor Agreement, the Second Lien Collateral Trust Agreement or any other Approved Intercreditor Agreement;

(v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(vi) [Reserved];

(vii) to allow a Guarantor to execute a supplemental indenture and/or Note Guarantee for the purpose of providing a Note Guarantee in accordance with the provisions of this Indenture;

(viii) to confirm or complete the grant of, secure or expand the Collateral securing, or to add additional assets as Collateral to secure, the Notes and Note Guarantees;

(ix) to provide for the accession of any parties to the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreements (and other amendments that are administrative or ministerial in nature), in connection with an incurrence of additional Secured Indebtedness permitted by this Indenture;

(x) to confirm and evidence the release, subordination, termination or discharge of any Note Guarantee or Lien securing the Notes and the Note Guarantees pursuant to this Indenture, the Second Lien Collateral Trust Agreement, the other applicable Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement in accordance with or as permitted by this Indenture, the Second Lien Collateral Trust Agreement, the other applicable Security Documents and the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement;

(xi) to evidence and provide for the appointment of a successor or replacement Second Lien Collateral Trustee or separate co-collateral trustee under the Second Lien Collateral Trust Agreement, the other applicable Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement;

(xii) to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee or separate co-trustee thereunder pursuant to the requirements thereof;

(xiii) to comply with the rules and procedures of any applicable securities depositary;

(xiv) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes pursuant to the provisions of this Indenture; provided that any such actions shall not adversely affect the interests of Holders of the Notes in any material respect; or

(xv) to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one trustee.

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided in this Section 9.02(a) and Section 9.02(e) hereof, the Company, the Guarantors, and the Trustee and Second Lien Collateral Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement may be amended or supplemented, subject to the terms of the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement, where applicable, with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement may be waived, subject to the terms of the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement, where applicable, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes); provided that any such amendment, supplement or waiver to release the security interests in the Collateral granted in favor of the Second Lien Collateral Trustee for the benefit of the Trustee and the Holders of the Notes (other than pursuant to the terms of this Indenture, Second Lien Collateral Trust Agreement, the Security Documents, the First Lien/Second Lien Intercreditor Agreement or any other Approved Intercreditor Agreement, as applicable) shall (i) in respect of all or substantially all of the Collateral, require the consent of the Holders of 100% in aggregate principal amount of the Notes and (ii) in respect of Collateral with a Fair Market Value greater than $75.0 million (but, for the avoidance of doubt, less than all or substantially all of the Collateral), require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes. Subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

(c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes may waive compliance in a particular instance by the Company with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed maturity of any Note or change the optional redemption dates or optional redemption prices from those provided in Section 3.07 hereof (except amendments or changes to any notice provisions, which may be amended with the consent of Holders of a majority of the Notes);

(iii) reduce the rate of or change the time for payment of interest on any Note;

(iv) waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(v) make any Note payable in money other than that stated in the Notes;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest on, the Notes;

(vii) waive a redemption payment with respect to any Notes (excluding, for the avoidance of doubt, any payment for a repurchase required by Sections 4.10 or 4.14 hereof);

(viii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(ix) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(x) amend, change, modify or remove the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 hereof after the obligation to make an Asset Sale Offer has arisen or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14 hereof after a Change of Control has occurred, including, in each case, amending, changing, modifying or removing any definition relating thereto;

(xi) amend, change, modify or remove Section 4.16 hereof; or

(xii) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee and Second Lien Collateral Trustee to Sign Amendments, Etc.

The Trustee and the Second Lien Collateral Trustee, as applicable, shall sign any amended or supplemental indenture or Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Second Lien Collateral Trustee, as applicable. In executing any amended or supplemental indenture (other than a supplemental indenture adding an additional Note Guarantee pursuant to Section 4.18 hereof) or Note, the Trustee and the Second Lien Collateral Trustee shall be entitled to and receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01 hereof) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and that all conditions precedent to such execution have been met.

ARTICLE TEN

NOTE GUARANTEES

Section 10.01 Guarantee.

(a) On the Issue Date, all of the Initial Guarantors shall Guarantee the obligations of the Company under the Notes and this Indenture as provided in this Article Ten. On the Issue Date, all of the Company’s Subsidiaries that Guarantee the Company’s obligations under the Exchange Credit Agreement are the Initial Guarantors hereunder. Subject to this Article Ten, each of the Guarantors including the Initial Guarantors and any other Subsidiary that may become a Guarantor hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to each of the Trustee and the Second Lien Collateral Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee and the Second Lien Collateral Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or except as provided in Section 10.05 hereof.

(c) If any Holder or the Trustee or the Second Lien Collateral Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee, the Second Lien Collateral Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Second Lien Collateral Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in, but subject to the provisions of, Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Note Guarantee. To effectuate the foregoing intention, the Trustee, and the Second Lien Collateral Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of a Supplemental Indenture Relating to a Note Guarantee.

(a) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

(b) If an Officer whose signature is on this Indenture or on a supplemental indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

(c) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(d) If required by Section 4.18 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture in accordance with Section 4.18 hereof and this Article Ten, to the extent applicable.

Section 10.04 Guarantors May Consolidate, Etc., on Certain Terms.

(a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(ii) either

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Security Documents pursuant to a supplemental indenture satisfactory to the Trustee; or

(B) such sale or other disposition or consolidation or merger complies with Section 4.10 hereof, including the application of the Net Proceeds therefrom.

(b) In case of any such consolidation, merger, sale or conveyance governed by Section 10.04(a)(ii)(A), upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor.

Section 10.05 Release of a Guarantor.

(a) Any Guarantor shall be released and relieved of any obligations under its Note Guarantee hereunder, (i) in connection with any sale of all of the assets, or all of the Capital Stock, of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with Section 4.10 hereof; (ii) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; (iii) upon Legal Defeasance or Covenant Defeasance or satisfaction and discharge of the Notes as permitted under this Indenture; or (iv) upon the substantially concurrent release or termination (other than a termination or release resulting from the payment thereon) of such Guarantor’s Note Guarantee of the applicable Triggering Indebtedness.

(b) Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 10.05 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.

(c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued thereunder, and the Collateral shall be released from the Liens in favor of the Second Lien Collateral Trustee and no longer secure the obligations under this Indenture, as applicable, when:

(i) either

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid);

(ii) with respect to clause 11.01(a)(i)(2), no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is or are a party or by which the Company or any Guarantor is or are bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(iii) the Company or any Guarantor has or have paid or caused to be paid all sums payable by it or them hereunder; and

(iv) the Company has delivered irrevocable instructions to the Trustee hereunder to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b) In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee and the Second Lien Collateral Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 11.02 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money be segregated from other funds except to the extent required by law.

Section 11.03 Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE TWELVE

COLLATERAL AND SECURITY

Section 12.01 Security.

(a) The due and punctual payment of the Obligations, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company and Guarantors have entered into simultaneously with the execution of this Indenture, or, in certain circumstances, subsequent to the date hereof, and will be secured by any Security Documents hereafter delivered as required by this Indenture.

(b) Each Holder, by accepting a Note, acknowledges and agrees to all of the terms and provisions of the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be amended from time to time pursuant to the provisions of this Indenture, the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and the Security Documents.

Section 12.02 Second Lien Collateral Trust Agreement, First Lien/Second Lien Intercreditor Agreement and any Other Approved Intercreditor Agreement.

Notwithstanding anything to the contrary contained herein, the Trustee and each Holder, by its acceptance of the Notes, hereby acknowledges that the Liens and security interests securing the Obligations on the Notes, the exercise of any right or remedy by the Second Lien Collateral Trustee under the Security Documents or with respect thereto, and certain rights of the parties thereto are subject to the provisions of the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and any other applicable Approved Intercreditor Agreement that has been entered into by the Trustee and Second Lien Collateral Trustee pursuant to the terms hereof. In the event of any conflict between the terms of the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement or any such Approved Intercreditor Agreement and the terms of this Indenture or any Security Document, the terms of the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and any such applicable Approved Intercreditor Agreement shall govern and control.

In furtherance of the foregoing, notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Second Lien Collateral Trustee are expressly subject and subordinate to the liens and security interests granted in favor of the First Priority Secured Parties (as defined in the First Lien/Second Lien Intercreditor Agreement), including liens and security interests granted to (a) the Exchange Credit Agreement Agent under the Exchange Credit Agreement or (b) Alter Domus Products Corp., as administrative agent under the 2017 Credit Agreement, and (ii) the exercise of any right or remedy by the Second Lien Collateral Trustee or any other secured party hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms this Indenture, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.

Section 12.03 Second Lien Collateral Trustee.

(a) The Trustee and each Holder, by its acceptance of the Notes, hereby acknowledge and agree that pursuant to the Second Lien Collateral Trust Agreement, the Second Lien Collateral Trustee shall hold (directly or through co-trustees or agents) in trust for the benefit of all current and future Second Priority Secured Parties a security interest in the Collateral granted to the Second Lien Collateral Trustee pursuant to the applicable Security Document.

(b) Each Holder, by its acceptance of the Notes (i) appoints Ankura Trust Company, LLC to act on its behalf as second lien collateral trustee under the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement, (ii) authorizes and directs the Second Lien Collateral Trustee, and the Trustee if applicable, to enter into the Security Documents, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith, (iii) authorizes the Trustee to direct the Second Lien Collateral Trustee to take such actions on its behalf and to exercise such powers as are delegated to the Second Lien Collateral Trustee by the terms of the Security Documents, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement, including for the purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Company and Guarantors thereunder to secure the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto and (iv) authorizes the Second Lien Collateral Trustee to release or subordinate any Lien granted to or held by the Second Lien Collateral Trustee upon any Collateral as provided in this Indenture, the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement, any other Approved Intercreditor Agreement or the Security Documents. In the case of any Security Documents or any other Approved Intercreditor Agreement (or any amendment or supplement thereof) to be entered into after the Issue Date, the Trustee or the Second Lien Collateral Trustee, as applicable, shall execute and enter into such document in accordance with, and upon receipt of a Security Document Order, as set forth in Section 12.03(f) hereof, in addition to any other requirements herein and therein. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Second Lien Collateral Trustee are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement, any other Approved Intercreditor Agreement or any other Security Documents, the Trustee and the Second Lien Collateral Trustee each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(c) The Company hereby appoints Ankura Trust Company, LLC (and any co-agents, sub-agents or attorneys-in-fact appointed by the Second Lien Collateral Trustee (and which shall be entitled to the benefit of the provisions of the Second Lien Collateral Trust Agreement)) to serve as second lien collateral trustee on behalf of the Second Priority Secured Parties under the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and the Security Documents as provided therein, with the privileges, powers and immunities as set forth therein and in the Security Documents.

(d) None of the Company, the Guarantors or any of their respective Affiliates may serve as Second Lien Collateral Trustee.

(e) Each Holder, by its acceptance of the Notes, (i) authorize the Second Lien Collateral Trustee (and the Trustee if applicable) to enter into any Approved Intercreditor Agreement (and, subject to Section 12.03(f) hereof, any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, and extensions, restructuring, renewals, replacements of, such agreements) and (ii) acknowledge that each Approved Intercreditor Agreement is (if entered into) binding upon them.

(f) Upon the receipt by the Second Lien Collateral Trustee of a written request of the Company signed by an Officer of the Company (a “Security Document Order”), in connection with actions permitted under this Indenture, the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and any other applicable Approved Intercreditor Agreement, the Second Lien Collateral Trustee is hereby authorized to execute and enter into, and shall execute and enter into (without any obligation to review or negotiate the terms of such document), without the further consent of any Holder or the Trustee, any Security Document or amendment or supplement thereto to be executed after the Issue Date; provided that (1) such Security Document, amendment, or supplement is authorized and permitted under this Indenture or any other Note Document and (2) the Second Lien Collateral Trustee shall not be required to execute or enter into any such Security Document which, in the Second Lien Collateral Trustee’s reasonable opinion is reasonably likely to adversely affect the rights, duties, liabilities or immunities of the Second Lien Collateral Trustee or that the Second Lien Collateral Trustee determines is reasonably likely to involve the Second Lien Collateral Trustee in personal liability. Such Security Document Order (which may be included in the Officer’s Certificate referred to below) shall (A) state that it is being delivered to the Second Lien Collateral Trustee pursuant to, and is a Security Document Order referred to in, this Section 12.03(f), (B) certify that the action and execution of documents being requested in such Security Document Order is authorized and permitted under this Indenture or any other Note Document and (C) instruct the Second Lien Collateral Trustee to execute and enter into such Security Document. Other than as set forth in this Indenture, any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Second Lien Collateral Trustee of an Officer’s Certificate and Opinion of Counsel stating that such Security Document, amendment, or supplement is authorized and permitted under this Indenture or any other Note Document and that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Second Lien Collateral Trustee to execute such Security Documents (subject to the first sentence of this Section 12.03(f)).

Section 12.04 Collateral Shared Equally and Ratably.

Subject to the applicable provisions in the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement, the payment and satisfaction of all of the Obligations under the Note Documents shall be secured equally and ratably by the Liens on the Company’s and the Guarantors’ right, title and interest in the Collateral established in favor of the Second Lien Collateral Trustee for the benefit of the Second Priority Secured Parties pursuant to the Security Documents, the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement and all such Liens will be enforceable by the Second Lien Collateral Trustee for the benefit of all Second Priority Secured Parties equally and ratably.

Section 12.05 Release of Liens on Collateral.

(a) The Collateral securing the Obligations under the Note Documents will automatically and without the need for any further action by any Person be released in any of the following circumstances:

(i) in part as to any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances or that is or becomes Excluded Property;

(ii) in whole upon:

(A) satisfaction and discharge of this Indenture pursuant to Article Eleven hereof; or

(B) a legal defeasance or covenant defeasance of this Indenture pursuant to Article Eight hereof;

(iii) in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by this Indenture and the Security Documents at the time of such sale, transfer or disposition or in connection with any exercise of remedies pursuant to this Indenture, the Security Documents the Second Lien Collateral Trust Agreement, the other Security Documents or the First Lien/Second Lien Intercreditor Agreement or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with this Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Guarantor as an Unrestricted Subsidiary);

(iv) in whole or in part, pursuant to an Act of Required Secured Parties under the Second Lien Collateral Trust Agreement and upon delivery of instructions and any other documentation, in each case as required by this Indenture, the Second Lien Collateral Trust Agreement and the Security Documents;

(v) as to any asset constituting Collateral if all other Liens on that asset securing First Lien Secured Obligations and any other Second Lien Secured Obligations then secured by that asset (including commitments thereunder) are released or will be released simultaneously therewith, other than by reason of the payment under or termination of any such First Lien Secured Obligations and other Second Lien Secured Obligations to the extent set forth in the Security Documents, the Second Lien Collateral Trust Agreement, and the First Lien/Second Lien Intercreditor Agreement; and

(vi) in whole or in part, in accordance with the applicable provisions of the Security Documents, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement.

(b) A Guarantor shall be automatically released from its obligations under the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and the other Security Documents and the Second Lien Collateral Trustee’s Liens upon the Collateral of such Guarantor and the Capital Stock or other Equity Interests of such Guarantor shall be automatically released if such Guarantor ceases to be a Restricted Subsidiary.

Notwithstanding anything to the contrary herein, at the request and expense of the Company, the Second Lien Collateral Trustee is irrevocably authorized by the Trustee and each Holder, by its acceptance of the Notes, to:

(1) subordinate its Lien on any property in connection with the incurrence of any Indebtedness pursuant to clauses (iv) or (xx) of Section 4.09(b)); and

(2) subordinate its Lien on any property to the holder of any Lien on such property that is permitted by clause (3) or (4) of the definition of “Permitted Liens” or with respect to which an Act of Required Secured Parties has been obtained.

Section 12.06 Further Assurances.

Subject to the terms of the Security Documents, the Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Second Lien Collateral Trustee from time to time may reasonably request, to assure and confirm that the Second Lien Collateral Trustee holds, for the benefit of the Second Priority Secured Parties, duly created and enforceable and perfected Liens (subject to Permitted Liens and the terms of this Indenture, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement) upon the Company’s and each Guarantor’s right, title and interest in the Collateral (including any property or assets of the Company or Guarantors that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and in accordance with the Lien priority required under, this Indenture, the Security Documents, the Second Lien Collateral Trust Agreement and the First Lien/Second Lien Intercreditor Agreement.

Section 12.07 Certain Real Estate Deliverables.

(a) The Company will and will cause each applicable Guarantor to, no later than 120 days (or a later date approved by the Second Lien Collateral Trustee (provided such later date shall be deemed approved if the Exchange Credit Agreement Agent is also extending such time period under the Exchange Credit Agreement)) after the Issue Date, deliver to the Second Lien Collateral Trustee:

(i) Opinion(s) of Local Counsel. Opinions of local counsel in the respective jurisdictions in which the properties covered by the Mortgages are located, regarding the enforceability of such Mortgages, and to the extent not covered in such local counsel opinions, opinions of the Company’s or Guarantor’s counsel regarding the due authorization, execution and delivery of the Mortgages, in each case reasonably satisfactory in form and substance to the Second Lien Collateral Trustee (provided that such opinions shall be deemed satisfactory if such opinions are substantially similar to the comparable opinions provided under the Exchange Credit Agreement and otherwise satisfactory to the Exchange Credit Agreement Agent, subject to factual changes necessary to reflect the Second Lien Secured Obligations and the Note Documents) (and the Company for itself and on behalf of each Guarantor hereby instructs such counsel to deliver such opinion(s) to the Second Lien Collateral Trustee).

(ii) Mortgages and Title Insurance. The following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Second Lien Collateral Trustee (provided that such Persons shall be deemed satisfactory if such Persons are otherwise satisfactory to the Exchange Credit Agreement Agent for the comparable documents to be delivered under the Exchange Credit Agreement); provided that the Company shall not be required to deliver the following documents for any property that is a Material Real Property if doing so would result in costs (administrative or otherwise) that, in the determination of the Second Lien Collateral Trustee in its sole and absolute discretion, would be materially disproportionate to the benefit obtained thereby (provided that such costs shall be deemed materially disproportionate if such costs are deemed materially disproportionate by the Exchange Credit Agreement Agent and not required to be delivered under the Exchange Credit Agreement):

(A) For all Material Real Property, Mortgages in form and substance reasonably satisfactory to the Second Lien Collateral Trustee (provided that such Mortgages shall be deemed satisfactory if such Mortgages are substantially similar to the comparable Mortgage provided under the Exchange Credit Agreement which are otherwise satisfactory to the Exchange Credit Agreement Agent, subject to factual changes necessary to reflect the Second Lien Secured Obligations and the Note Documents), duly executed (and, where appropriate in the applicable jurisdiction, acknowledged) and delivered by the Company or such Guarantor, as the case may be, in recordable form (in such number of copies as the Second Lien Collateral Trustee shall have requested) and, to the extent necessary with respect to any leasehold property to be subject to a Mortgage, use commercially reasonable efforts by the Company to obtain consents of the respective landlords with respect to such property (provided that such consents shall be deemed satisfactory if deemed satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement) and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), UCC financing statements covering fixtures, in each case appropriately completed (the “Fixture Filings”);

(B) One or more ALTA mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Second Lien Collateral Trustee (the “Title Companies”) (provided that such Title Companies shall be deemed satisfactory if such Title Companies are otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement), insuring the validity and second lien priority of the Liens created under such Mortgages (as they may be amended) for and in amounts satisfactory to the Second Lien Collateral Trustee (provided that such amounts shall be deemed satisfactory if such amounts are otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement), subject only to such exceptions as are satisfactory to the Second Lien Collateral Trustee (provided that such exceptions shall be deemed satisfactory if such exceptions are otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement) and to the terms of the First Lien/Second Lien Intercreditor Agreement; each such title policy shall contain: (A) full coverage against mechanics’ liens (filed and inchoate) or such surety bonds or other additional collateral as may be satisfactory to the Second Lien Collateral Trustee in its sole discretion in lieu of such coverage (provided that such other surety bonds or other additional collateral shall be deemed satisfactory if such other surety bonds or other additional collateral are otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement), (B) a reference to the relevant survey with no survey exceptions except those theretofore approved by the Second Lien Collateral Trustee (such approval not to be unreasonably withheld or delayed (provided that any survey exceptions shall be deemed approved if such survey exceptions are otherwise approved by the Exchange Credit Agreement Agent under the Exchange Credit Agreement)) and (C) such affirmative insurance and endorsements as the Second Lien Collateral Trustee may reasonably require (provided that Company shall not be required to provide any affirmative insurance and endorsements not otherwise required by the Exchange Credit Agreement Agent under the Exchange Credit Agreement subject to changes or additions necessary to reflect, and/or provide substantially similar coverages relative to, the Second Lien Secured Obligations and the Notes Documents);

(C) ALTA, or if not customary in such jurisdiction, as-built surveys of recent date of each of the Facilities to be covered by the Mortgages, showing such matters as may be required by the Second Lien Collateral Trustee (provided that such matters as required by the Exchange Credit Agreement Agent under the Exchange Credit Agreement shall be deemed the only requirements of the Second Lien Collateral Trustee), which surveys shall be in form and content acceptable to the Second Lien Collateral Trustee (provided that such surveys shall be deemed acceptable if such surveys are otherwise acceptable to the Exchange Credit Agreement Agent under the Exchange Credit Agreement) and certified to the Second Lien Collateral Trustee and to the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Second Lien Collateral Trustee (provided that such surveyor shall be deemed acceptable if such surveyor is otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement) or, with respect to existing surveys, an affidavit of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate, in form acceptable to the Second Lien Collateral Trustee (provided that such affidavit shall be deemed acceptable if such affidavit is otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement) and the applicable Title Company in order to remove the standard survey exception;

(D) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the Title Companies to issue the title policies and endorsements contemplated above; and

(E) such other certificates, documents and information as are reasonably requested by the Second Lien Collateral Trustee, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance reasonably satisfactory to the Second Lien Collateral Trustee (provided that such other certificates, documents and information (including the form of any landlord agreements and consents) shall be deemed satisfactory if such other certificates, documents and information (including any landlord agreements and consents) are otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement).

(iii) In addition, the Company shall have paid to the Title Companies (i) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages, any amendments to the Mortgages and the Fixture Filings in the appropriate county land office(s).

(b) If the Company or any Guarantor shall acquire any Material Real Property (or shall make improvements upon any existing real property interest resulting in such interest together with such improvements constituting Material Real Property), or if any existing real property interest shall constitute a Material Real Property, including, without limitation, as a result of the limitation set forth in clause (b) of the definition of “Material Real Property”, and, in each case, so long as the Exchange Credit Agreement is outstanding, only if the Exchange Credit Agreement Agent elects to encumber such property, then:

(i) the Company will, and will cause each applicable Guarantor to, (x) no later than 10 Business Days prior to execution of a Mortgage encumbering any such Material Real Property not located in a Flood Zone, deliver a completed Federal Emergency Management Agency Standard Flood Hazard Determination from a third-party vendor with respect to such real property, (y) no later than 30 days prior to execution of a Mortgage encumbering any such Material Real Property any portion of which is located in a Flood Zone, (i) furnish to the Second Lien Collateral Trustee a written notice of the Company or such Guarantor’s intent to encumber such Material Real Property and that all or a portion of such Material Real Property is located in a Flood Zone and whether or not flood insurance coverage is available, (ii) a completed Federal Emergency Management Agency Standard Flood Hazard Determination from a third-party vendor, and (iii) if required by the Flood Act, evidence of the required flood insurance as further described in clause (F) below, and (z) no later than 120 days (or a later date approved by the Exchange Credit Agreement Agent, if (to the extent the Exchange Credit Agreement Agent is also extending such time period under the Exchange Credit Agreement) also approved by the Exchange Credit Agreement Agent under the Exchange Credit Agreement)) after such acquisition or designation, deliver to the Second Lien Collateral Trustee (each of which shall be executed (and where appropriate acknowledged) by Persons satisfactory to the Second Lien Collateral Trustee (provided that such Persons shall be deemed satisfactory if such Persons are otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement):

(A) Mortgages in form and substance satisfactory to the Second Lien Collateral Trustee (provided that such Mortgages shall be deemed satisfactory if such Mortgages are substantially similar to the comparable Mortgage provided under the Exchange Credit Agreement which are otherwise satisfactory to the Exchange Credit Agreement Agent, subject to factual changes necessary to reflect the Second Lien Secured Obligations and the Note Documents ), duly executed (and, where appropriate in the applicable jurisdiction, acknowledged), and delivered by the Company or such Guarantor, as the case may be, in recordable form (in such number of copies as the Second Lien Collateral Trustee shall have requested) and, to the extent necessary with respect to any leasehold property to be subject to a Mortgage, use commercially reasonable efforts by the Company to obtain consents of the respective landlords with respect to such property (provided that such covenant shall be deemed satisfactory if deemed satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement) and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Fixture Filings;

(B) one or more ALTA mortgagee policies of title insurance on forms of and issued by the Title Companies, insuring the validity and priority of the Liens (in accordance of the terms of the First Lien/Second Lien Intercreditor Agreement) created under the Mortgages for and in amounts satisfactory to the Second Lien Collateral Trustee (provided that such amounts shall be deemed satisfactory if such amounts are otherwise satisfactory to the Exchange Credit Agreement Agent for the comparable Mortgages provided under the Exchange Credit Agreement), subject only to such exceptions as are satisfactory to the Second Lien Collateral Trustee (provided that such exceptions shall be deemed satisfactory if such exceptions are otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement); each such title policy shall contain: (A) full coverage against mechanics’ liens (filed and inchoate) or such surety bonds or other additional collateral as may be satisfactory to the Second Lien Collateral Trustee in its sole discretion in lieu of such coverage (provided that such other surety bonds or other additional collateral shall be deemed satisfactory if such other surety bonds or other additional collateral are otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement), (B) a reference to the relevant survey with no survey exceptions except those theretofore approved by the Second Lien Collateral Trustee (such approval not to be unreasonably withheld or delayed (provided that any survey exceptions shall be deemed approved if such survey exceptions are otherwise approved by the Exchange Credit Agreement Agent under the Exchange Credit Agreement)) and (C) such affirmative insurance and endorsements as the Second Lien Collateral Trustee may reasonably require (provided that Company shall not be required to provide any affirmative insurance and endorsements not otherwise required by the Exchange Credit Agreement Agent under the Exchange Credit Agreement subject to changes or additions necessary to reflect, and/or provide substantially similar coverages relative to, the Second Lien Secured Obligations and the Notes Documents);

(C) ALTA, or if not customary in such jurisdiction, as-built surveys of recent date of each of the Facilities to be covered by the Mortgages, showing such matters as may be required by the Second Lien Collateral Trustee (provided that such matters as required by the Exchange Credit Agreement Agent under the Exchange Credit Agreement shall be deemed the only requirements of the Second Lien Collateral Trustee), which surveys shall be in form and content acceptable to the Second Lien Collateral Trustee (provided that such surveys shall be deemed acceptable if such surveys are otherwise acceptable to the Exchange Credit Agreement Agent under the Exchange Credit Agreement), and certified to the Second Lien Collateral Trustee and the Title Companies,

and shall have been prepared by a registered surveyor acceptable to the Second Lien Collateral Trustee (provided that such surveyor shall be deemed acceptable if such surveyor is otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement);

(D) certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in a jurisdiction in which the Facilities to be covered by the Mortgages are located, then such other evidence reasonably satisfactory to the Second Lien Collateral Trustee (provided that such other evidence shall be deemed satisfactory if such other evidence is otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement)) permitting the fully functioning operation and occupancy of each such Facility and of such other permits necessary for the use and operation of each such Facility issued by the respective Governmental Authorities having jurisdiction over each such Facility;

(E) opinions of local counsel in the respective jurisdictions in which the properties covered by the Mortgages are located, regarding the enforceability of such Mortgages, and to the extent not covered in such local counsel opinions, opinions of the Company’s or Guarantor’s counsel regarding the due authorization, execution and delivery of the Mortgages, in each case reasonably satisfactory in form and substance to the Second Lien Collateral Trustee (and the Company for itself and on behalf of each Guarantor hereby instructs such counsel to deliver such opinion(s) to the Second Lien Collateral Trustee) (provided that such opinions shall be deemed satisfactory if such opinions are otherwise satisfactory to the Exchange Credit Agreement Agent under the Exchange Credit Agreement, subject to factual changes necessary to reflect the Second Lien Secured Obligations and the Note Documents);

(F) if delivered to the Exchange Credit Facility Agent under the Exchange Credit Agreement, each of (x) a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each property covered by a Mortgage and (y) if applicable, customary evidence of any insurance for such Material Real Property required under Section 5.05 of the Exchange Credit Agreement;

(G) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required by the Title Companies to induce the Title Companies to issue the title policies and endorsements contemplated above; and

(ii) the Company shall have paid or caused to be paid to the Title Companies (i) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (ii) an amount equal to the recording, mortgage, intangibles, transfer and stamp taxes payable in connection with recording the Mortgages and the Fixture Filings in the appropriate county land office(s).

ARTICLE THIRTEEN

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 13.02 Notices.

(a) Any notice or communication by the Company or any Guarantor, on the one hand, or the Trustee or the Second Lien Collateral Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Attention: Chief Financial Officer

With a copy to:

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Miami, Florida 33131

Attention: William Arnhols, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: David J. Goldschmidt, Esq.

If to the Trustee:

Ankura Trust Company, LLC, as Trustee

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Krista Gulalo, Beth Micena

Email: Krista.Gulalo@ankura.com, Beth.micena@ankura.com

If to the Second Lien Collateral Trustee:

Ankura Trust Company, LLC, as Second Lien Collateral Trustee

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Krista Gulalo, Beth Micena

Email: Krista.Gulalo@ankura.com, Beth.micena@ankura.com

(b) The Company, the Guarantors, if any, the Trustee or the Second Lien Collateral Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. Notwithstanding the foregoing, notices to the Trustee or the Second Lien Collateral Trustee shall be deemed to be effective only when actually received by the Trustee’s or the Second Lien Collateral Trustee’s, as applicable, Corporate Trust Department.

(f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and the Second Lien Collateral Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to its rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Second Lien Collateral Trustee, as applicable, to take any action under this Indenture, the Company shall furnish to the Trustee or the Second Lien Collateral Trustee, as applicable:

(i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Second Lien Collateral Trustee, as applicable, (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Second Lien Collateral Trustee, as applicable (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel (who may rely upon the Officer’s Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee or the Second Lien Collateral Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Managers, Employees, Stockholders, Members and Partners.

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents and the First Lien/Second Lien Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08 Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.09 Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts sitting in the Southern District of New York in the State of New York, or if such federal courts do not have jurisdiction, then to the Commercial Division of the state courts residing in the County of New York in the State of New York, and appellate courts of any of the foregoing (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s (other than the Trustee and the Second Lien Collateral Trustee) address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 13.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11 Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Second Lien Collateral Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors.

Section 13.12 Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.14 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.14.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

(d) If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA § 316(c), such record date shall not be earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 90 days after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.15 Benefit of Indenture.

Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.17 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE GUARANTORS, THE TRUSTEE AND THE SECOND LIEN COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.18 Force Majeure.

In no event shall the Trustee or the Second Lien Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Second Lien Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.19 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Second Lien Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Second Lien Collateral Trustee. The parties to this Indenture agree that they will provide the Trustee and the Second Lien Collateral Trustee with such information as it may request in order for the Trustee and the Second Lien Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date set forth above.

ISSUER:

THE GEO GROUP, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Senior Vice President and Chief Financial Officer

GUARANTORS:

GEO HOLDINGS I, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

GEO TRANSPORT, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, & Treasurer

GEO RE HOLDINGS LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, & Treasurer

CORRECTIONAL PROPERTIES PRISON FINANCE LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

PUBLIC PROPERTIES DEVELOPMENT AND LEASING LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Manager

CPT LIMITED PARTNER, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

CPT OPERATING PARTNERSHIP L.P.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

MUNICIPAL CORRECTIONS FINANCE, L.P.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

WBP LEASING, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CORRECTIONAL SYSTEMS, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

ADAPPT, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

ARAPAHOE COUNTY RESIDENTIAL CENTER, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

BROAD REAL ESTATE HOLDINGS LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CCC WYOMING PROPERTIES, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CCMAS LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CEC INTERMEDIATE HOLDINGS LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CEC PARENT HOLDINGS LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CEC STAFFING SOLUTIONS LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CIVIGENICS MANAGEMENT SERVICES, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CORNELL COMPANIES, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CORNELL CORRECTIONS MANAGEMENT,
LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

COMMUNITY CORRECTIONS, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

FENTON SECURITY, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

MINSEC COMPANIES, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

MINSEC TREATMENT, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

GEO REENTRY OF ALASKA, INC. (F/K/A
CORNELL CORRECTIONS OF ALASKA, INC.)

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, & Chief Financial Officer

CORNELL CORRECTIONS OF RHODE ISLAND,
INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, & Chief Financial Officer

CORNELL CORRECTIONS OF TEXAS, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, & Chief Financial Officer

CIVIGENICS, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CIVIGENICS-TEXAS, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief
Financial Officer

COMMUNITY EDUCATION CENTERS, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

GEO OPERATIONS, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

SECON, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

GEO ACQUISITION II, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

BII HOLDING CORPORATION

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

BII HOLDING I CORPORATION

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

BEHAVIORAL HOLDING CORP.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

BEHAVIORAL ACQUISITION CORP.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

PROTOCOL CRIMINAL JUSTICE, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

B.I. INCORPORATED

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

BI MOBILE BREATH, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance

MCF GP, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial Officer

GEO MCF LP, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CORRECTIONAL SERVICES CORPORATION,
LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

GEO LEASING, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

GEO SECURE SERVICES, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

GEO REENTRY SERVICES, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

CORRECTIONAL PROPERTIES, LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial Officer

GEO CORRECTIONS HOLDINGS, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial Officer

GEO CC3 INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial Officer

GEO CPM, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial
Officer

GEO/DEL/R/02, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial Officer

GEO/DEL/T/02, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial Officer

GEO INTERNATIONAL SERVICES, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial Officer

GEO MANAGEMENT SERVICES, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial Officer

GEO REENTRY, INC.

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President and Chief Financial Officer

CLEARSTREAM DEVELOPMENT LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

HIGHPOINT INVESTMENTS LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

GEO CARE LLC

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

COMMUNITY ALTERNATIVES

By:	Community Education Centers, Inc., Manager

By:	/s/ BRIAN R. EVANS
Name: Brian R. Evans
Title: Vice President, Finance and Chief Financial Officer

By:	/s/ SHAYN MARCH
Name: Shayn March
Title: Vice President and Treasurer

TRUSTEE:

ANKURA TRUST COMPANY, LLC

By:	/s/ KRISTA GULALO
Name: Krista Gulalo
Title: Managing Director

SECOND LIEN COLLATERAL TRUSTEE:

ANKURA TRUST COMPANY, LLC

By:	/s/ KRISTA GULALO
Name: Krista Gulalo
Title: Managing Director

EXHIBIT A

[Face of Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.08(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), OR (a)(9) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT (AND IF THE PRINCIPAL AMOUNT TRANSFERRED IS LESS THAN $250,000, BASED ON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. THE GEO GROUP, INC. AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE GEO GROUP, INC. AT THE FOLLOWING ADDRESS: 4955 TECHNOLOGY WAY, BOCA RATON, FL 33431 ATTENTION: CORPORATE SECRETARY.

CUSIP [ ]

No. [A][S]-[•]	$[•]

THE GEO GROUP, INC.

9.500% Senior Second Lien Secured Notes due 2028

Issue Date: August 19, 2022

The GEO Group, Inc., a Florida Corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [Amount of Note] on December 31, 2028.

Interest Payment Dates: June 30 and December 31, commencing December 31, 2022.

Record Dates: June 15 and December 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

THE GEO GROUP, INC.

By:
Name:
Title:

(Trustee’s Certificate of Authentication)

This is one of the 9.500% Senior Second Lien Secured Notes due 2028 described in the within-mentioned Indenture.

Dated:

The Huntington National Bank, as Authenticating Agent

By:
Authorized Signatory

[Reverse Side of Note]

THE GEO GROUP, INC.

9.500% Senior Second Lien Secured Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

Interest. The Company promises to pay interest on the principal amount of this Note at 9.500% per annum from the date hereof until maturity. The Company shall pay interest, if any, semi-annually in arrears on June 30 and December 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 31, 2022. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.

Method of Payment. The Company shall pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar maintained for such purpose, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.

Paying Agent and Registrar. Initially, Ankura Trust Company, LLC, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.

Indenture. The Company issued the Notes under an Indenture dated as of August 19, 2022 (“Indenture”) among the Company, the Initial Guarantors, the Trustee and the Second Lien Collateral Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.

Optional Redemption. The Company may, at its option, redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date if the Notes have not been redeemed prior to such date):

Year	Percentage
Prior to the first anniversary of the Issue Date	103.00%
On or after the first anniversary of the Issue Date but prior to the second anniversary of the Issue Date	102.00%
On or after the second anniversary of the Issue Date but prior to the third anniversary of the Issue Date	101.00%
After the third anniversary of the Issue Date	100.00%

6.	Mandatory Redemption. Other than as set forth in Section 3.08 of the Indenture, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.

Repurchase at Option of Holder. Upon the occurrence of a Change of Control, the Company shall make a Change of Control Offer in accordance with Section 4.14 of the Indenture. In connection with certain Asset Sales, the Company shall make an Asset Sale Offer as and when provided in accordance with Section 4.10 of the Indenture.

8.

Selection and Notice of Redemption. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes for redemption or purchase as follows: if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed as certified to the Trustee by the Company, and in compliance with the requirements of DTC or, if the Notes are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Trustee deems fair and appropriate in accordance with DTC procedures subject to adjustments so that no Note in any unauthorized denomination remains outstanding after such redemption. No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first-class mail or electronically or otherwise in accordance with DTC procedures at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture As long as the Notes are issued in global form, notices to be given to Holders will be given to DTC, in accordance with its applicable policies as in effect from time to time. Any notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued (or cause to be transferred by book entry) in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. Subject to Section 3.05 of the Indenture, on and after the redemption date, interest, if any, ceases to accrue on Notes or portions of Notes called for redemption.

9.

Denominations, Transfer, Exchange. The Notes are in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes.

10.	Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

11.

Amendment, Supplement and Waiver. The Indenture, the Notes, the Note Guarantees, the Second Lien Collateral Trust Agreement, the other Security Documents, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement may be amended or supplemented as provided in the Indenture, subject to the terms of the Second Lien Collateral Trust Agreement, the First Lien/Second Lien Intercreditor Agreement and any other Approved Intercreditor Agreement, as applicable.

12.

Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

13.

Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.

No Recourse Against Others. No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, the Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

15.	Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.

CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Security Agreements. Requests may be made to:

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Attention: Chief Financial Officer

With a copy to:

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Miami, Florida 33131

Attention: William Arnhols, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention: David J. Goldschmidt, Esq.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial principal amount of this Global Note is set forth on the face hereof. The following exchanges of interests in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Attention: Chief Financial Officer

Ankura Trust Company, LLC, as Trustee

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Krista Gulalo, Beth Micena

Email: Krista.Gulalo@ankura.com, Beth.micena@ankura.com

Re: 9.500% Senior Second Lien Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of August 19, 2022 (the “Indenture”), among The GEO Group, Inc., a Florida corporation (the “Company”), the Initial Guarantors (as defined in the Indenture) and Ankura Trust Company, LLC, as Trustee and Second Lien Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $____________ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐ 1. Check if Transferee will take delivery of a beneficial interest in the 144A/IAI Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐ 3. Check and complete if Transferee will take delivery of a beneficial interest in the 144A/IAI Global Note a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	such Transfer is being effected to the Company;

or

(c)	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)

such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if the amount transferred is less than $250,000 and the Company so requests, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

☐ 4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

☐ (a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐ (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐ (A)	A BENEFICIAL INTEREST IN THE:

(i)	144A/IAI Global Note (CUSIP ); or

(ii)	Regulation S Global Note (CUSIP ); or

☐ (B)	A RESTRICTED DEFINITIVE NOTE.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

☐ (A)	A BENEFICIAL INTEREST IN THE:

(i)	144A/IAI Global Note (CUSIP ); or

(ii)	Regulation S Global Note (CUSIP ); or

(iii)	Unrestricted Global Note (CUSIP ); or

☐ (B)	A RESTRICTED DEFINITIVE NOTE; OR

☐ (C)	AN UNRESTRICTED DEFINITIVE NOTE,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Attention: Chief Financial Officer

Ankura Trust Company, LLC, as Trustee

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Krista Gulalo, Beth Micena

Email: Krista.Gulalo@ankura.com, Beth.micena@ankura.com

Re: 9.500% Senior Second Lien Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of August 19, 2022 (the “Indenture”), among The GEO Group, Inc., a Florida corporation (the “Company”), the Initial Guarantors (as defined in the Indenture) and Ankura Trust Company, LLC, as Trustee and Second Lien Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $___________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐ (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

☐ (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐ (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐ (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A/IAI Global Note / ☐ Regulation S Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Attention: Chief Financial Officer

Ankura Trust Company, LLC, as Trustee

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Krista Gulalo, Beth Micena

Email: Krista.Gulalo@ankura.com, Beth.micena@ankura.com

Re: 9.500% Senior Second Lien Secured Notes due 2028

Reference is hereby made to the Indenture, dated as of August 19, 2022 (the “Indenture”), among The GEO Group, Inc., a Florida corporation (the “Company”), the Initial Guarantors (as defined in the Indenture) and Ankura Trust Company, LLC, as Trustee and Second Lien Collateral Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $ aggregate principal amount at maturity of:

(e)	beneficial interest in a Global Note, or

(f)	a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and if the amount transferred is less than $250,000 and the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

I-1

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

I-2

Annex I

Issue Date Mortgaged Properties and Proposed Facilities to Mortgage

Adelanto ICE Processing Center

10250 and 10400 Rancho Road

Adelanto, CA 92301

Lawton Correctional and Rehabilitation Facility

8607 South East Flower Mound Road

Lawton, OK 73501

Aurora ICE Processing Center

11801 East 30th Avenue (a/k/a 3130 North Oakland Street) and 11870 East 30th Avenue

Aurora, CO 80010

Great Plains Correctional Facility

508 and 700 Sugar Creek Drive

Hinton, OK 73047

North Lake Correctional Facility

1805 West 32nd Street

Baldwin, MI 49304

Rio Grande Processing Center

1001 San Rio Blvd. and 7738 S. US Highway 83

Laredo, TX 78046

Joe Corley Processing Center

500 Hilbig Road

Conroe, TX 77301

Moshannon Valley Processing Center

555 GEO Drive (a/k/a 555 Cornell Drive)

Philipsburg, PA 16866

Riverbend Correctional and Rehabilitation Facility

196 Laying Farm Road South East

Milledgeville, GA 31061

D. Ray James Correctional Facility

3262 Highway 252 and 35 acres of vacant land along Highway 252

Folkston, GA 31537

LaSalle ICE Processing Center

830 Pinehill Road

Jena, LA 71342

Rivers Correctional Institution

145 Parkers Fishery Road

Winton, NC 27986

Val Verde County Detention Facility

253 Hamilton Lane (a/k/a 253 FM 2523)

Del Rio, TX 78840

Folkston ICE Processing Center

3026 Hwy 252 E

Folkston, GA 31537

Karnes County Detention Facility

810 Commerce Street

Karnes City, TX 78118

Golden State Annex

611 Frontage Road

McFarland, CA 93250

Broward Transitional Center

3900 North Powerline Road

Deerfield Beach, FL 33073

Desert View Annex

10450 Rancho Road

Adelanto, CA 92301

Central Valley Annex

254 Taylor Street

McFarland, CA 93250

Guadalupe County Correctional Facility

1039 Agua Negra Road (a/k/a 265 Highway 54)

Santa Rosa, NM 88435

Montgomery Processing Center

802-806 Hilbig Road

Conroe, TX 77301

Lea County Correctional Facility

6900 West Millen Drive

Hobbs, NM 88240

Karnes Family Staging Center

406 FM 1144, 409 FM 1144 and 214 S. Highway 181

Karnes City, TX 78118

Big Spring Correctional Facility – Airpark Unit

3700 Wright Avenue

Big Spring, Texas 79720

Big Spring Correctional Facility – Cedar Hill

3711 Wright Avenue

Big Spring, Texas 79720

Flightline

2001 Rickabaugh Drive

Big Spring, Texas 79720

South Texas ICE Processing Center

566 Veterans Drive

Pearsall, TX 78061

East Hidalgo Detention Center

1300 Highway 107

La Villa, TX 78562

South Louisiana ICE Processing Center

3843 Stagg Ave.

Basile, LA 70515

Delaney Hall

451-479 Doremus Avenue

Newark, NJ 07105

Coastal Bend Detention Center

4909 FM 2826

Robstown, TX 78380

Mesa Verde ICE Processing Center

425 Golden State Highway

Bakersfield, CA 93301

Eagle Pass Detention Facility

742 Highway 131

Eagle Pass, TX 78852

Brooks County Detention Center

901 County Road 201

Falfurrias, TX 78355

Cheyenne Mountain Reentry Center

2925 East Las Vegas Street

Colorado Springs, CO 80906

Alabama Therapeutic Education Facility

102 and 105 Industrial Parkway

Columbiana, AL 35051

Abraxas Academy

Mailing: Site:

P.O. Box 645      1000 Academy Drive

Morgantown, PA 19543             Morgantown, PA 19543

Pine Prairie ICE Processing Center

1133 Hampton Dupre Road Pine Prairie, LA 70576

Alexandria Staging Facility

England Airpark

96 George Thompson Dr.

Alexandria, LA 71303

Albert “Bo” Robinson Assessment & Treatment Center

375-377 Enterprise Avenue

Trenton, NJ 08638

McFarland Female CRF

120 Taylor Road

McFarland, CA 92350

Southern Peaks Regional Treatment Center

700 Four Mile Parkway

Canon City, CO 81212

Philadelphia Residential Reentry Center/Hoffman Hall

3950B D Street

Philadelphia, PA 19124

Woodridge Interventions

2221 64th Street

Woodridge, IL 60517

Coleman Hall

3950 D Street

Philadelphia, PA 19124

Tampa Residential Reentry Center

5625 East Broadway Ave.

Tampa, FL 33619

Abraxas I

167 Abraxas Road (mailing address: 165 Abraxas)

Marienville, PA 16239

Casper Reentry Center

9988, 10007, 10009 and 10040 Landmark Lane

Casper, WY 82604

Taylor Street Center

111 Taylor Street

San Francisco, CA 94102

Tully House

28 Peerless Place

Newark, NJ 07114

Southwood Interventions

5701 South Wood Street

Chicago, IL 60636

Southeast Texas Transitional Center

10950 Beaumont Highway

Houston, TX 77078

Hector Garza Center

620 E Afton Oaks Blvd.

San Antonio, TX 78232

Cordova Center

130 Cordova Street

Anchorage, AK 99501

Seaside Center

108 Front Street

Nome, AK 99762

Leidel Comprehensive Sanction Center

1819 Commerce Street

Houston, TX 77002